Sales Report:Supplement No. 16 dated Aug 12, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 359801
This series of Notes was issued and sold upon the funding of the borrower loan #38169, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction start date:	Jul-23-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-06-2009

Starting lender yield:	9.42%	Starting borrower rate/APR:	10.42% / 12.17%	Starting monthly payment:	$64.93
Final lender yield:	6.00%	Final borrower rate/APR:	7.00% / 9.07%	Final monthly payment:	$61.75

Auction yield range:	4.23% - 9.42%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	3.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1989	Debt/Income ratio:	20%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	15y 3m
Amount delinquent:	$0	Revolving credit balance:	$8,556	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	duckhead01	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	27 ( 96% )	700-720 (Latest)
Principal borrowed:	$22,000.00	< mo. late:	1 ( 4% )	720-740 (Apr-2007) 740-760 (Mar-2007) 700-720 (Jan-2007)
Principal balance:	$5,829.74	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
NO Risk High Return- 3rd Loan

I am opening up to prosper once again, this is my 3rd loan and I am wanting to pay off one of my insane credit cards.  Since I have never been late or over the limit, they raised my interest rate to 30%.  It must be logical to them.  I do own a house but it doesn't show up any more because it was mostly destroyed in a flood and because I had insurance, it cost me over $8000.00 to finish paying it off.  We moved into our new house in June.  We were fortunate enough to recieve a loan at a very low interest rate.  I very much want to dump the credit  card with 30% interest.  Better you make the money than the big companies.

About Me: I am a firefighter paramedic and have been with my current job for 15 years. Before that I worked for an ambulance district as an EMTP for 4 years. I was in the Air Force after high school as a firefighter. I have been a firefighter since the age of 16 when I was allowed to become a volunteer.

My Income: I bring home around 4100.00 per month after all the extras are removed (insurance, union dues ect.) My wife works at the full time and brings home about 22,000.00 per year which cannot be counted. Debt: House, Household: (water, electric, cable, phone, food, gas,ect.) car payment, Credit cards, Signature loan Misc (clothing, braces, lessons for kids, ect.)   Thank you for your consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: you state that you've never made a late payment on your prosper loan however it shows that you've made 1 late payment (< 30d). Is this a recent payment or from a while back? - lagnisiruk
A: The payment was for Jan 30. I put the money in the night deposit and when I saw that the proper payment didnt clear I called the bank. I was told it was the banks policy to deduct the auto payment then add all night deposits, even though my payment was there at 6pm the day before. I made the payment online the same day the payment was due Jan 30,but it took it a few days to clear which made me < 15 days late. I never expected the bank to kick the payment out. Now I put the payment in earlier (Aug-04-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Mowtown	$50.00	$50.00	7/26/2009 3:20:39 PM
RandyL3	$50.00	$50.00	7/27/2009 10:36:28 AM
ryanplays311	$50.00	$50.00	8/1/2009 12:45:16 PM
SQUISHEE_JELLO	$25.00	$25.00	8/3/2009 1:05:30 PM
qkinger	$50.00	$50.00	8/4/2009 6:04:51 PM
Simply2fly	$25.00	$25.00	8/5/2009 9:53:07 AM
sfd	$50.00	$50.00	8/5/2009 9:38:14 AM
dudebrah	$25.00	$25.00	8/5/2009 5:29:43 PM
KC135	$75.00	$75.00	8/5/2009 4:59:46 PM
lysholm	$31.53	$31.53	8/5/2009 7:00:07 PM
MapleLaker	$50.00	$50.00	8/6/2009 4:49:45 AM
plbquic	$50.00	$50.00	8/6/2009 12:42:34 PM
lnrn	$50.00	$50.00	8/6/2009 2:37:50 PM
biffmush	$200.00	$200.00	8/6/2009 3:55:48 PM
Flying_Tilapia	$1,000.00	$1,000.00	7/25/2009 10:21:51 PM
Jarod213	$25.00	$16.70	7/28/2009 11:18:05 AM
Bizern	$25.41	$25.41	8/4/2009 10:44:29 AM
sgmm330	$50.00	$50.00	8/4/2009 8:52:14 AM
MapleLaker	$51.36	$51.36	8/6/2009 4:51:06 AM
ColoradoLender82	$25.00	$25.00	8/6/2009 11:44:18 AM
Rancid	$25.00	$25.00	8/6/2009 11:13:02 AM
dblakels	$25.00	$25.00	8/6/2009 12:36:05 PM
22 bids
Borrower Payment Dependent Notes Series 417345
This series of Notes was issued and sold upon the funding of the borrower loan #38170, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$11,000.00	Prosper Rating:	B	Auction start date:	Jul-21-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-04-2009

Starting lender yield:	15.97%	Starting borrower rate/APR:	16.97% / 19.17%	Starting monthly payment:	$392.02
Final lender yield:	12.95%	Final borrower rate/APR:	13.95% / 16.11%	Final monthly payment:	$375.69

Auction yield range:	6.23% - 15.97%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1991	Debt/Income ratio:	34%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	9y 6m
Amount delinquent:	$0	Revolving credit balance:	$43,219	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	avid-jazzer	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I want to be DEBT FREE !
Purpose of loan: Credit card consolidation
This loan will be used to pay off part of 3 accounts, all of which are at the highest rates allowed.

My financial situation:
My wife and I had near perfect credit until we got stupid. Fueled by the easy money available 3+ years ago, we bought a home while still owning our old one. Waiting for it to sell, watching values drop like an ugly rock, we endured nearly a year of paying 2 mortgages, until our savings were almost wiped out. At that point we began renting out the old house. Unfortunately it went badly from the start, prolonging the misery. Meanwhile, we had to buy groceries and pay other living expenses with credit cards. It about killed me, when I had to choose whether to pay a mortgage late or a credit card late. Either way it was going to hit my credit. That is where I had to give it God and just be willing to accept the reality of where our arrogance and ignorance had put us. The house finally sold. A year ago we extended our family by one?a baby girl. We are so blessed, and I am a rich man in non-financial terms. All this left us with credit card and hospital bills that are almost beyond my ability to cover, though with the Lord?s providence, I have managed to make the minimum payments, always throwing a little extra at the principal when there is a windfall. The rates on these cards are in the 22 ? 25% range, where before I was accustomed to paying 0-5%, always paying them off ASAP. We are currently in a stable situation, though with very little left to enjoy life, and with a credit rating that I am ashamed of but not making any excuses for.
I am a good candidate for this loan because?We pay our bills. There is another mortgage on a 3rd property which is payed by a relative without fail, but that is why our income to debt ratio looks so bad because it's rental income, and this site only allows a borrower to claim income that you can back up with a W-2. Even at 12%, I would be saving a lot of money.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Does your wife work? Does the income include her's if she does. Thanks in advance. - usd1027
A: Thanks for the question. W/o getting on my soapbox, my wife and I made the decision before we got married that we would make whatever sacrifices necessary in order that she may stay home with the kids. I am the sole breadwinner. I do however have multiple streams of income- private instruction, text book commission and working as a musician, none of which are accounted for in my initial loan request b/c as self employed, I don't receive a regular paycheck or a W-2 for these income sources. (Jul-24-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

nodrivelpls	$25.00	$25.00	7/21/2009 4:08:12 PM
kaykarun	$25.00	$25.00	7/21/2009 4:09:24 PM
apetrock	$50.00	$50.00	7/21/2009 4:11:13 PM
wwwUniversal	$25.00	$25.00	7/21/2009 4:11:18 PM
skibum65	$50.00	$50.00	7/21/2009 4:12:00 PM
unclejaef	$25.00	$25.00	7/21/2009 4:12:42 PM
skiberdad	$47.07	$47.07	7/21/2009 4:13:00 PM
ah-long	$25.00	$25.00	7/21/2009 4:08:00 PM
jbarron	$25.00	$25.00	7/21/2009 4:08:16 PM
rmachi	$25.00	$25.00	7/21/2009 4:07:36 PM
figs4u2	$200.00	$200.00	7/21/2009 4:08:30 PM
Tavita	$25.00	$25.00	7/21/2009 4:08:47 PM
Weaverville	$75.00	$75.00	7/21/2009 4:09:15 PM
Josta	$50.00	$50.00	7/21/2009 4:09:32 PM
lagnisiruk	$25.00	$25.00	7/21/2009 4:09:56 PM
d_grbg	$25.00	$25.00	7/21/2009 7:21:47 PM
money2k	$25.00	$25.00	7/21/2009 4:10:16 PM
Champpilot	$50.00	$50.00	7/21/2009 4:10:19 PM
ribbles	$50.00	$50.00	7/21/2009 4:10:23 PM
keeks	$25.00	$25.00	7/21/2009 4:10:35 PM
kyxysyx	$50.00	$50.00	7/21/2009 4:10:59 PM
Westsider	$25.00	$25.00	7/21/2009 4:11:06 PM
zaxsan	$25.00	$25.00	7/21/2009 4:11:10 PM
Aquani	$50.00	$50.00	7/21/2009 4:11:42 PM
leftcoast52	$25.00	$25.00	7/21/2009 4:12:57 PM
mmckune	$25.00	$25.00	7/21/2009 4:12:29 PM
EricLender	$25.00	$25.00	7/22/2009 12:17:16 AM
NATIVEBORN	$39.61	$39.61	7/22/2009 10:02:28 AM
AKJagMan	$25.00	$25.00	7/22/2009 2:57:31 PM
sail120	$25.00	$25.00	7/22/2009 6:22:15 PM
theRabbi	$25.00	$25.00	7/23/2009 9:32:59 AM
larrybird	$250.00	$250.00	7/23/2009 12:02:10 PM
p2ploan-battalion509	$32.20	$32.20	7/23/2009 11:22:04 AM
alverado	$38.95	$38.95	7/23/2009 12:21:48 PM
wings2fly	$25.00	$25.00	7/24/2009 4:36:40 AM
DadWarbucks	$50.00	$50.00	7/24/2009 8:36:36 AM
bigdogsafety1	$50.00	$50.00	7/24/2009 9:16:53 AM
02bob	$25.00	$25.00	7/24/2009 9:17:06 AM
dunedin	$25.00	$25.00	7/24/2009 9:19:30 AM
cropdust3r	$25.00	$25.00	7/24/2009 2:22:39 PM
xphile	$25.00	$25.00	7/24/2009 2:22:47 PM
nicklds	$25.00	$25.00	7/24/2009 2:26:45 PM
SafeSaxa	$25.00	$25.00	7/24/2009 5:11:48 PM
Tauri	$25.00	$25.00	7/25/2009 6:41:45 AM
mtp	$50.00	$50.00	7/25/2009 4:21:44 PM
fortytwo	$70.00	$70.00	7/25/2009 9:11:39 PM
pensacolaborn	$25.00	$25.00	7/26/2009 11:27:12 AM
AdamClemSC	$25.00	$25.00	7/26/2009 2:36:32 PM
Penny	$50.00	$50.00	7/26/2009 5:31:48 PM
theopposites	$25.00	$25.00	7/26/2009 3:12:25 PM
aader	$25.00	$25.00	7/27/2009 10:01:36 AM
fireboss	$100.00	$100.00	7/27/2009 10:13:38 AM
vkm2000	$25.00	$25.00	7/27/2009 10:16:56 AM
member874	$25.00	$25.00	7/27/2009 12:18:14 PM
julijask	$25.00	$25.00	7/27/2009 11:56:47 AM
kumpa2u	$25.00	$25.00	7/27/2009 5:21:56 PM
ibuystk	$50.00	$50.00	7/27/2009 5:22:05 PM
compassion-paladin042	$25.00	$25.00	7/27/2009 5:21:55 PM
linklady	$25.00	$25.00	7/27/2009 5:22:08 PM
LordKinbote	$25.00	$25.00	7/27/2009 5:21:55 PM
MBIntl	$25.00	$25.00	7/27/2009 5:22:03 PM
plentiful-reward	$25.00	$25.00	7/27/2009 9:41:42 PM
funtwosay	$25.00	$25.00	7/27/2009 9:06:47 PM
Ilikupono	$32.47	$32.47	7/28/2009 8:32:24 AM
hrubinst	$25.00	$25.00	7/28/2009 12:06:48 PM
mc81	$25.00	$25.00	7/28/2009 5:37:59 PM
slojudy	$25.00	$25.00	7/28/2009 4:56:44 PM
MrDavid	$25.00	$25.00	7/28/2009 6:47:43 PM
tillit	$25.00	$25.00	7/28/2009 5:40:06 PM
Brain_m	$44.31	$44.31	7/28/2009 7:51:54 PM
namisguy	$25.00	$25.00	7/28/2009 5:51:40 PM
ahalls	$25.00	$25.00	7/28/2009 6:51:33 PM
mollybosco	$50.00	$50.00	7/29/2009 5:09:01 AM
taylor883	$25.00	$25.00	7/29/2009 1:26:35 AM
elated-justice	$25.00	$25.00	7/29/2009 8:48:24 AM
BayShell	$40.00	$40.00	7/29/2009 8:51:30 AM
bharosa	$25.00	$25.00	7/29/2009 5:07:53 AM
James_and_Tracy	$25.00	$25.00	7/29/2009 8:51:44 AM
mizount	$25.00	$25.00	7/29/2009 9:33:14 AM
Breakfast_Gypsy	$25.00	$25.00	7/29/2009 12:13:45 PM
divedude	$25.00	$25.00	7/29/2009 11:56:58 AM
LenderByDay	$25.00	$25.00	7/29/2009 4:41:34 PM
crazycool	$35.00	$35.00	7/29/2009 2:42:49 PM
PatRichi	$25.00	$25.00	7/29/2009 3:47:27 PM
mpactlender	$25.00	$25.00	7/29/2009 6:31:30 PM
Logan7	$25.00	$25.00	7/30/2009 7:06:34 AM
jstefans	$25.00	$25.00	7/30/2009 11:26:35 AM
guaton	$25.00	$25.00	7/30/2009 3:25:45 PM
easylender	$25.00	$25.00	7/30/2009 3:26:23 PM
leemic	$25.00	$25.00	7/30/2009 3:26:49 PM
cingular	$25.00	$25.00	7/30/2009 3:29:29 PM
scoobiedoo	$25.00	$25.00	7/30/2009 6:36:39 PM
Arpad	$60.00	$60.00	7/31/2009 6:19:26 AM
Pu239	$50.00	$50.00	7/31/2009 8:16:52 AM
Cthulu	$25.00	$25.00	7/31/2009 8:27:24 AM
wise-silver-wonder	$25.00	$25.00	7/31/2009 9:30:49 AM
bankofkarl	$25.00	$25.00	7/31/2009 9:32:28 AM
caipira	$25.00	$25.00	7/31/2009 10:09:44 AM
spyro	$25.00	$25.00	7/31/2009 10:26:05 AM
geniusj	$25.00	$25.00	7/31/2009 10:47:34 AM
midde551	$25.00	$25.00	7/31/2009 10:59:30 AM
the-silver-blaster	$40.00	$40.00	7/31/2009 11:15:31 AM
misstdoe	$25.00	$25.00	7/31/2009 11:25:31 AM
money73	$25.00	$25.00	7/31/2009 12:30:25 PM
pischkoa	$25.00	$25.00	7/31/2009 1:02:52 PM
DrStaff	$30.00	$30.00	7/31/2009 12:45:49 PM
Benny	$50.00	$50.00	7/31/2009 1:46:47 PM
skidoo99	$25.00	$25.00	7/31/2009 2:00:16 PM
wirelessmoney	$25.00	$25.00	7/31/2009 2:15:55 PM
derec	$25.00	$25.00	7/31/2009 2:21:58 PM
yield-lion	$25.00	$25.00	7/31/2009 4:00:28 PM
mahjongslave	$50.00	$50.00	7/31/2009 4:26:54 PM
Rips	$25.00	$25.00	7/31/2009 4:52:07 PM
jbadawg1017	$25.00	$25.00	7/31/2009 5:14:12 PM
roxon	$25.00	$25.00	7/31/2009 5:14:37 PM
Hartfelt	$40.00	$40.00	7/31/2009 5:15:55 PM
rubylender	$25.00	$25.00	7/31/2009 5:14:57 PM
lepolgr	$32.82	$32.82	7/31/2009 5:17:23 PM
TEAM-Jasper	$50.00	$50.00	7/31/2009 5:16:56 PM
Warwick	$25.00	$25.00	7/31/2009 5:19:00 PM
hons2000	$25.00	$25.00	7/31/2009 5:20:34 PM
sclark	$25.00	$25.00	7/31/2009 5:20:47 PM
SkipMcGrath	$50.00	$50.00	7/31/2009 5:20:52 PM
jfd287	$25.00	$25.00	7/31/2009 5:23:35 PM
dmitrk	$25.00	$25.00	7/31/2009 5:22:34 PM
Zubo	$25.00	$25.00	7/31/2009 5:22:18 PM
Nedly	$44.06	$44.06	7/31/2009 5:22:23 PM
norcalsv	$50.00	$50.00	7/31/2009 5:36:29 PM
repaintandrepair	$25.00	$25.00	7/31/2009 7:21:08 PM
tornandfrayed	$25.00	$25.00	7/31/2009 10:00:14 PM
hste_llc	$25.00	$25.00	7/31/2009 10:00:13 PM
GRI	$50.00	$15.31	7/31/2009 11:00:13 PM
ThisCatWillHelp	$25.00	$25.00	8/1/2009 10:48:05 PM
maga	$100.00	$100.00	8/2/2009 10:12:47 AM
edsmoney	$100.00	$100.00	8/3/2009 6:44:32 AM
Rothgoe	$59.03	$59.03	8/3/2009 9:21:35 AM
ddogs	$28.11	$28.11	8/3/2009 9:47:55 AM
Feyenoord	$74.06	$74.06	8/3/2009 2:36:19 PM
easymoney4me	$25.00	$25.00	8/3/2009 3:18:52 PM
Stozer	$35.00	$35.00	8/3/2009 5:57:08 PM
dustman	$25.00	$25.00	8/3/2009 6:29:30 PM
TURNTEX75	$27.16	$27.16	8/3/2009 6:54:51 PM
sperk50286	$50.00	$50.00	8/3/2009 6:11:57 PM
drkhelmet	$50.00	$50.00	8/3/2009 8:26:50 PM
mkvance	$25.00	$25.00	8/4/2009 9:01:15 AM
nasdaq87	$50.00	$50.00	8/4/2009 11:35:03 AM
amlu1988	$50.00	$50.00	8/4/2009 8:03:39 AM
funtwosay	$25.00	$25.00	8/4/2009 12:34:35 PM
GreenHill	$25.00	$25.00	8/4/2009 12:49:51 PM
sugybutt	$60.00	$60.00	8/4/2009 2:30:03 PM
twjh	$25.00	$25.00	8/4/2009 2:42:51 PM
Engineer44	$25.00	$25.00	8/4/2009 3:58:48 PM
beyondmanagement	$25.00	$25.00	7/21/2009 4:09:22 PM
thedreamer	$25.00	$25.00	7/21/2009 4:10:31 PM
Ryman81580	$25.00	$25.00	7/21/2009 4:11:40 PM
zeelender	$25.00	$25.00	7/21/2009 4:11:46 PM
Hexnut	$25.00	$25.00	7/21/2009 4:12:06 PM
tlp43	$25.00	$25.00	7/21/2009 4:07:12 PM
hopethisworks	$50.00	$50.00	7/21/2009 4:07:40 PM
loiosh	$25.00	$25.00	7/21/2009 4:07:43 PM
SNH	$25.00	$25.00	7/21/2009 4:07:49 PM
TennSquire	$25.00	$25.00	7/21/2009 4:07:35 PM
888168	$25.00	$25.00	7/21/2009 4:08:32 PM
Artist_Blue	$25.00	$25.00	7/21/2009 4:08:41 PM
Cre8iveCash	$25.00	$25.00	7/21/2009 4:08:52 PM
ualf	$50.00	$50.00	7/21/2009 4:08:37 PM
Trojan1976	$25.00	$25.00	7/21/2009 4:08:48 PM
GElender	$50.00	$50.00	7/21/2009 4:09:20 PM
don8ter	$25.00	$25.00	7/21/2009 4:09:27 PM
PHI4308	$25.00	$25.00	7/21/2009 4:10:26 PM
GMPK_TLAS	$45.00	$45.00	7/21/2009 4:10:21 PM
spike16	$25.00	$25.00	7/21/2009 4:10:49 PM
ohnezweck	$25.00	$25.00	7/21/2009 4:10:53 PM
Quetz	$25.00	$25.00	7/21/2009 4:10:55 PM
puifais	$25.00	$25.00	7/21/2009 4:11:01 PM
Superc0ld	$36.55	$36.55	7/21/2009 4:11:09 PM
CaboWaboRobo	$25.00	$25.00	7/21/2009 4:11:15 PM
money-expert	$50.00	$50.00	7/21/2009 4:12:45 PM
incbx	$50.00	$50.00	7/21/2009 9:46:50 PM
bchen78875	$25.00	$25.00	7/22/2009 1:11:51 AM
wild_carrot	$25.00	$25.00	7/22/2009 11:06:40 AM
YogaDude34	$50.00	$50.00	7/22/2009 3:11:59 PM
pbo922	$25.00	$25.00	7/22/2009 3:32:23 PM
gilbow	$25.00	$25.00	7/23/2009 1:57:34 AM
Sixmil	$25.00	$25.00	7/23/2009 11:56:47 AM
kegs	$250.00	$250.00	7/23/2009 12:46:39 PM
the-profit-oracle	$25.00	$25.00	7/23/2009 8:16:45 PM
RusRobo	$25.00	$25.00	7/23/2009 9:36:57 PM
IceFisherman	$50.00	$50.00	7/24/2009 8:07:11 AM
Carpetkid	$25.00	$25.00	7/24/2009 8:33:41 AM
pksfunds	$50.00	$50.00	7/24/2009 8:33:26 AM
cyberie21	$50.00	$50.00	7/24/2009 9:17:34 AM
Credit2Prosper	$50.00	$50.00	7/24/2009 10:08:40 AM
rjleves	$25.00	$25.00	7/24/2009 10:18:15 AM
zrohmm	$25.00	$25.00	7/24/2009 2:22:04 PM
salala	$25.00	$25.00	7/24/2009 6:06:41 PM
sloan	$25.00	$25.00	7/24/2009 5:09:24 PM
jldallover	$50.00	$50.00	7/24/2009 8:51:58 PM
Panitza	$25.00	$25.00	7/25/2009 9:16:59 AM
52digital	$25.00	$25.00	7/25/2009 3:47:35 PM
witty-compassion	$25.00	$25.00	7/26/2009 10:46:52 PM
ChuckChedda	$25.00	$25.00	7/27/2009 2:13:58 AM
brazilofmux	$59.54	$59.54	7/27/2009 10:31:42 AM
windfall46	$25.00	$25.00	7/27/2009 9:52:36 AM
mydreamsagain	$49.96	$49.96	7/27/2009 11:37:11 AM
Vacs4u	$25.00	$25.00	7/27/2009 2:12:05 PM
Cubsfan07	$25.00	$25.00	7/27/2009 5:17:23 PM
anton	$25.00	$25.00	7/27/2009 5:21:53 PM
somebody32	$25.00	$25.00	7/27/2009 5:21:56 PM
chlebie	$25.00	$25.00	7/27/2009 5:22:05 PM
BusyAgent	$25.00	$25.00	7/27/2009 6:52:34 PM
RationalWorld	$25.00	$25.00	7/27/2009 5:22:04 PM
grf1945	$25.00	$25.00	7/27/2009 5:22:08 PM
Kelor99	$25.00	$25.00	7/27/2009 8:36:49 PM
gdbanks	$25.00	$25.00	7/28/2009 7:16:42 AM
jecm27	$25.00	$25.00	7/28/2009 6:11:48 AM
geemel	$25.00	$25.00	7/28/2009 10:38:24 AM
oldmora	$25.00	$25.00	7/28/2009 11:52:14 AM
justinle	$25.00	$25.00	7/28/2009 12:32:08 PM
Haydendover	$25.00	$25.00	7/28/2009 12:56:41 PM
decisive-capital	$50.00	$50.00	7/28/2009 1:41:49 PM
gravbox	$25.00	$25.00	7/28/2009 11:12:00 PM
Oryx22	$25.00	$25.00	7/28/2009 11:31:45 PM
fizwahh	$30.00	$30.00	7/29/2009 7:02:23 AM
Cbgator	$25.00	$25.00	7/29/2009 12:01:52 AM
tomxnsn	$25.00	$25.00	7/29/2009 7:12:05 AM
Westerly	$50.00	$50.00	7/29/2009 7:12:30 AM
koyote	$50.00	$50.00	7/29/2009 8:52:56 AM
bulabula	$25.00	$25.00	7/29/2009 9:36:57 AM
Veloce	$25.00	$25.00	7/29/2009 12:36:34 PM
JohnSmith10	$25.00	$25.00	7/29/2009 8:51:53 PM
Microfinancer	$25.00	$25.00	7/30/2009 9:26:30 AM
red-sublime-return	$25.00	$25.00	7/30/2009 9:32:02 AM
treasure-generator	$25.00	$25.00	7/30/2009 9:32:26 AM
bazzer	$25.00	$25.00	7/29/2009 10:21:41 PM
IP	$32.11	$32.11	7/30/2009 12:31:39 PM
mathprof	$25.00	$25.00	7/30/2009 10:17:49 AM
draggon77	$25.00	$25.00	7/30/2009 1:03:39 PM
gotyourgear	$25.00	$25.00	7/30/2009 3:27:57 PM
glalat	$25.00	$25.00	7/30/2009 1:28:48 PM
HibbyD	$30.00	$30.00	7/30/2009 3:27:18 PM
orangemutt	$25.00	$25.00	7/30/2009 9:47:27 PM
dspmn	$25.00	$25.00	7/30/2009 4:21:38 PM
feedpaulyfaster	$25.00	$25.00	7/31/2009 12:15:27 AM
lostontheedge	$25.00	$25.00	7/31/2009 9:33:38 AM
scottr	$25.00	$25.00	7/31/2009 10:18:20 AM
fund-virtuoso	$25.00	$25.00	7/31/2009 10:25:43 AM
PaulW	$25.00	$25.00	7/31/2009 10:43:05 AM
PLending	$50.00	$50.00	7/31/2009 11:38:50 AM
ManhattanLender	$25.00	$25.00	7/31/2009 11:31:02 AM
Marsue	$25.00	$25.00	7/31/2009 1:06:16 PM
takabanana	$25.00	$25.00	7/31/2009 2:06:46 PM
hanuman77	$31.99	$31.99	7/31/2009 3:31:46 PM
help_each_other	$25.00	$25.00	7/31/2009 3:56:33 PM
xyzkid3	$50.00	$50.00	7/31/2009 5:18:29 PM
L-vex	$25.00	$25.00	7/31/2009 5:19:38 PM
PAID-IN-FULL	$25.00	$25.00	7/31/2009 5:19:50 PM
madpinto21	$26.30	$26.30	7/31/2009 5:20:19 PM
vacation-funding	$25.00	$25.00	7/31/2009 5:18:57 PM
goldeneye777	$25.00	$25.00	7/31/2009 5:20:49 PM
Ballard	$25.00	$25.00	7/31/2009 5:20:06 PM
Emberfox	$25.00	$25.00	7/31/2009 5:20:50 PM
hermosaloan	$25.00	$25.00	7/31/2009 5:23:33 PM
carlover	$25.00	$25.00	7/31/2009 5:20:48 PM
drtexican	$50.00	$50.00	7/31/2009 5:23:55 PM
monticello	$27.59	$27.59	7/31/2009 5:22:22 PM
SeattleAngel	$25.00	$25.00	7/31/2009 5:23:13 PM
augsdad	$25.00	$25.00	7/31/2009 5:23:28 PM
wdfraser	$25.00	$25.00	7/31/2009 5:23:32 PM
brooklynjoe	$25.00	$25.00	7/31/2009 5:23:56 PM
showmestatekid	$25.00	$25.00	7/31/2009 5:30:50 PM
dashawn	$25.00	$25.00	7/31/2009 6:35:20 PM
outofoffice	$67.09	$67.09	7/31/2009 7:03:32 PM
money-shaker	$25.00	$25.00	7/31/2009 7:30:31 PM
freestyle624	$25.00	$25.00	8/2/2009 4:56:02 AM
ezhik00	$25.00	$25.00	8/2/2009 10:09:51 AM
JerryB96	$25.00	$25.00	8/2/2009 6:11:20 PM
COCHINOBOY	$100.00	$100.00	8/2/2009 11:26:26 PM
investment-cluster	$25.00	$25.00	8/3/2009 2:11:22 AM
akakii	$50.00	$50.00	8/3/2009 3:15:41 AM
kulender	$100.00	$100.00	8/3/2009 6:40:18 AM
rockhound84	$25.00	$25.00	8/3/2009 5:13:24 AM
JCMC	$25.00	$25.00	8/3/2009 7:10:19 AM
PrepWonder	$65.00	$65.00	8/3/2009 10:38:44 AM
element40	$100.00	$100.00	8/3/2009 11:41:45 AM
Erikdbp	$25.00	$25.00	8/3/2009 5:30:59 PM
RainMakers	$25.00	$25.00	8/3/2009 8:13:22 PM
AM2008	$25.00	$25.00	8/3/2009 6:21:44 PM
b1geasy	$25.00	$25.00	8/3/2009 8:28:19 PM
StarFundingSource	$25.00	$25.00	8/4/2009 7:49:37 AM
DaddyBill	$25.00	$25.00	8/4/2009 7:16:20 AM
tryitout	$100.12	$100.12	8/4/2009 6:18:43 AM
hektek22	$300.00	$300.00	8/4/2009 6:40:28 AM
DADOF1	$25.00	$25.00	8/4/2009 9:19:48 AM
Smallbear	$50.00	$50.00	8/4/2009 7:27:55 AM
GrossBuddha	$46.45	$46.45	8/4/2009 10:02:34 AM
jbeckrj	$25.00	$25.00	8/4/2009 11:37:26 AM
sunnysally	$50.00	$50.00	8/4/2009 8:53:02 AM
George2384	$25.00	$25.00	8/4/2009 12:24:50 PM
WeR5A	$50.00	$50.00	8/4/2009 9:31:41 AM
reza52782	$50.00	$50.00	8/4/2009 10:01:36 AM
medman	$60.00	$60.00	8/4/2009 10:15:30 AM
Bizern	$25.00	$25.00	8/4/2009 10:35:46 AM
CSAworker	$25.00	$25.00	8/4/2009 1:46:34 PM
JoJos_Daddy	$40.29	$40.29	8/4/2009 12:04:59 PM
lnrn	$36.30	$36.30	8/4/2009 1:57:28 PM
Torero06	$25.98	$25.98	8/4/2009 2:11:28 PM
svrider	$64.57	$64.57	8/4/2009 2:53:57 PM
308 bids
Borrower Payment Dependent Notes Series 417547
This series of Notes was issued and sold upon the funding of the borrower loan #38158, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction start date:	Jul-22-2009
Term:	36 months	Estimated loss:	14.0%	Auction end date:	Aug-05-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1995	Debt/Income ratio:	10%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	9y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,815	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	75%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	compassion-path	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Remodeling my Bills!!
Purpose of loan:Debt consilidation
This loan will be used to?pay off bills with a high interest rate so I can simply have one easy payment. My goal is to have my savings built back up and be able to remodel my kitchen!!

My financial situation:Is better than alot of people right now. To be honest I have made a couple high interest purchases and could use a little help to get back on track.
I am a good candidate for this loan because I have had the same great job for over 9 years. I have had a nice house with my family for over 3 years and have not been late with even 1 payment. I also feel that my rating should be higher due to my reliable payment history with all my bills and because I have only 1 credit card with a balance of less than $300.00. Thank you for taking the time to review my information.

Monthly net income: $ 2500.00

Monthly expenses: $
??Housing:750
??Insurance: 125
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $50
??Food, entertainment: $150
??Clothing, household expenses $
??Credit cards and other loans: $50
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rakey	$25.00	$25.00	7/27/2009 9:41:46 AM
carrinel	$25.00	$25.00	7/29/2009 12:58:26 PM
lib5836	$25.00	$25.00	7/30/2009 7:50:14 AM
Quest4euphoria	$25.00	$25.00	7/30/2009 4:14:22 PM
clkventures	$50.00	$50.00	8/3/2009 8:12:18 PM
LeoBUSIIT	$25.00	$25.00	8/4/2009 4:17:09 PM
davidy	$25.00	$25.00	8/4/2009 4:17:10 PM
glof1967	$100.00	$100.00	8/4/2009 6:48:15 PM
Happyhourcomics	$25.00	$25.00	8/4/2009 9:36:17 PM
genuine-money	$50.00	$50.00	8/5/2009 7:48:27 AM
Ehbiker	$50.00	$50.00	8/5/2009 8:18:30 AM
PeePaw	$25.00	$25.00	8/5/2009 7:53:17 AM
rvfbroker	$25.00	$25.00	8/5/2009 8:13:37 AM
tonymoo	$50.00	$50.00	8/5/2009 8:26:09 AM
CMDCO	$50.00	$50.00	8/5/2009 2:49:35 PM
stonehillloans	$30.00	$30.00	7/28/2009 1:59:30 AM
niceguy777	$25.00	$25.00	8/3/2009 4:45:42 PM
dfl	$50.00	$50.00	8/3/2009 4:44:50 PM
q4golf	$25.00	$25.00	8/3/2009 6:23:54 PM
kingpin1	$50.00	$50.00	8/3/2009 10:00:44 PM
familyman2008	$50.00	$50.00	8/4/2009 4:16:43 PM
Iceman1347	$25.00	$25.00	8/4/2009 4:50:52 PM
jules3304	$25.00	$25.00	8/4/2009 7:09:07 PM
jbloans	$25.00	$25.00	8/4/2009 8:08:21 PM
hektek22	$300.00	$300.00	8/4/2009 9:01:33 PM
spiff666	$25.00	$25.00	8/5/2009 7:02:30 AM
1traveler	$25.00	$25.00	8/5/2009 12:18:27 AM
joebob78	$50.00	$50.00	8/5/2009 6:50:16 AM
malomar66	$76.94	$76.94	8/5/2009 11:24:33 AM
gelt4u	$25.00	$25.00	8/5/2009 9:12:51 AM
SqueezeTheNeedy	$50.35	$50.35	8/5/2009 12:26:58 PM
dextro	$50.42	$50.42	8/5/2009 2:18:23 PM
RecoveryLender	$25.00	$17.29	8/5/2009 3:39:51 PM
33 bids
Borrower Payment Dependent Notes Series 417777
This series of Notes was issued and sold upon the funding of the borrower loan #38172, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction start date:	Jul-23-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-06-2009

Starting lender yield:	11.47%	Starting borrower rate/APR:	12.47% / 14.61%	Starting monthly payment:	$334.39
Final lender yield:	10.50%	Final borrower rate/APR:	11.50% / 13.63%	Final monthly payment:	$329.76

Auction yield range:	4.23% - 11.47%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1998	Debt/Income ratio:	32%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	17 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	9y 11m
Amount delinquent:	$0	Revolving credit balance:	$10,021	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	53%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	legs	Borrower's state:	California	Borrower's group:	Public School Teachers
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	48 ( 100% )	760-780 (Latest)
Principal borrowed:	$31,000.00	< mo. late:	0 ( 0% )	780-800 (Jul-2008) (Apr-2006)
Principal balance:	$14,847.82	1+ mo. late:	0 ( 0% )
Total payments billed:	48
Description
Paying off debt!!!
Purpose of loan:
This loan will be used to?
consolidate debt after purchasing a home and using what credit I had to improve the house and pay the bills.  Getting back on my feet and taking care of business!

My financial situation:
I am a good candidate for this loan because?
Pay loans monthly and on time.  Never been late on a Prosper payment.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

totoro	$25.00	$25.00	7/23/2009 3:59:09 PM
tallcoolone	$25.00	$25.00	7/23/2009 4:00:04 PM
Artist_Blue	$25.00	$25.00	7/23/2009 4:00:47 PM
lagnisiruk	$25.00	$25.00	7/23/2009 4:01:56 PM
krishopper	$25.00	$25.00	7/23/2009 4:02:43 PM
sas19	$25.00	$25.00	7/23/2009 4:04:01 PM
rjleves	$25.00	$25.00	7/23/2009 3:59:36 PM
financelover	$25.00	$25.00	7/23/2009 4:06:05 PM
puifais	$25.00	$25.00	7/23/2009 4:03:16 PM
pitashi	$25.00	$25.00	7/23/2009 4:13:23 PM
atlgator	$25.00	$25.00	7/24/2009 8:11:43 AM
fortytwo	$50.00	$50.00	7/25/2009 9:12:54 PM
unclejaef	$25.00	$25.00	7/26/2009 9:32:30 AM
windfall46	$25.00	$25.00	7/27/2009 9:52:15 AM
mrzz	$25.00	$25.00	7/27/2009 6:17:22 PM
shadowflame_99	$25.00	$25.00	7/27/2009 11:27:11 PM
Cbank05	$30.00	$30.00	7/27/2009 7:59:22 PM
market-assembler	$25.00	$25.00	7/28/2009 11:06:47 AM
IceFisherman	$25.00	$25.00	7/28/2009 11:26:41 AM
cyberie21	$40.00	$40.00	7/28/2009 4:32:50 PM
zhiguli	$50.00	$50.00	7/28/2009 5:47:49 PM
thedoctor	$25.00	$25.00	7/28/2009 5:49:29 PM
Theboof	$25.00	$25.00	7/29/2009 9:32:44 AM
mathprof	$25.00	$25.00	7/30/2009 10:17:13 AM
MrDavid	$50.00	$50.00	7/30/2009 10:53:44 AM
tylerfd	$25.00	$25.00	7/30/2009 10:54:32 AM
bondhedger	$25.00	$25.00	7/30/2009 9:10:00 AM
GAOGERAM_BANK	$25.00	$25.00	7/30/2009 1:12:23 PM
dumbass	$25.00	$25.00	7/30/2009 3:13:13 PM
red-sublime-return	$25.00	$25.00	7/30/2009 1:39:44 PM
Dan12781	$25.00	$25.00	7/30/2009 3:31:54 PM
YellowJacket	$25.00	$25.00	7/30/2009 3:12:53 PM
thecid	$25.00	$25.00	7/30/2009 8:42:22 PM
gilbow	$25.00	$25.00	7/31/2009 7:25:23 AM
sisepuede	$25.00	$25.00	7/31/2009 9:31:54 AM
deepventures	$25.00	$25.00	7/31/2009 11:08:05 AM
the-silver-blaster	$25.00	$25.00	7/31/2009 12:03:41 PM
help_each_other	$25.00	$25.00	7/31/2009 3:56:22 PM
MJFinancial	$50.00	$50.00	7/31/2009 5:03:04 PM
Rips	$25.00	$25.00	8/1/2009 6:26:24 AM
ManhattanLender	$25.00	$25.00	8/1/2009 5:00:15 PM
fireupthegrill	$25.00	$25.00	8/1/2009 10:35:45 PM
skuba	$50.00	$50.00	8/1/2009 11:50:24 PM
USMC0311	$25.00	$25.00	8/2/2009 6:50:28 AM
LordKinbote	$25.00	$25.00	8/2/2009 7:08:57 AM
BoutYeBank	$25.00	$25.00	8/2/2009 1:20:27 PM
Kerensky	$25.59	$25.59	8/2/2009 4:25:36 PM
mizount	$25.00	$25.00	8/3/2009 4:40:16 AM
ErpichtAuf	$50.00	$50.00	8/3/2009 6:42:58 AM
rulender	$25.00	$25.00	8/3/2009 6:46:36 AM
jblack01	$25.00	$25.00	8/3/2009 7:45:17 AM
hope-eagle6	$25.00	$25.00	8/3/2009 9:30:39 AM
bowdish1	$50.00	$50.00	8/3/2009 12:03:26 PM
cash-sensai2	$25.00	$25.00	8/3/2009 3:00:18 PM
aesop	$25.00	$25.00	8/3/2009 5:34:57 PM
Algaes	$25.00	$25.00	8/4/2009 8:30:25 AM
TheBestDad	$25.00	$25.00	8/4/2009 9:26:53 AM
MT1130	$25.00	$25.00	8/4/2009 11:42:39 AM
PatRichi	$25.00	$25.00	8/4/2009 12:02:52 PM
ezhik00	$25.00	$25.00	8/4/2009 12:21:33 PM
Hexnut	$32.57	$32.57	8/4/2009 3:05:15 PM
sail120	$25.00	$25.00	8/4/2009 4:19:35 PM
bradwill	$50.00	$50.00	8/4/2009 8:20:45 PM
flexible-value	$25.00	$25.00	8/4/2009 8:20:50 PM
BayShell	$40.00	$40.00	8/4/2009 8:20:56 PM
BGILlender	$25.00	$25.00	8/4/2009 7:25:09 PM
RB_Double-A_Bravo	$25.00	$25.00	8/4/2009 8:21:17 PM
jonesboyz	$25.00	$25.00	8/4/2009 8:16:20 PM
Faura	$25.00	$25.00	8/4/2009 8:50:11 PM
ojibwa	$25.00	$25.00	8/5/2009 9:17:09 AM
b-rent	$25.00	$25.00	8/5/2009 9:18:08 AM
salala	$25.00	$25.00	8/5/2009 9:17:04 AM
abidos	$25.00	$25.00	8/5/2009 9:19:19 AM
leftcoast52	$25.00	$25.00	8/5/2009 9:19:53 AM
giannyny	$25.00	$25.00	8/5/2009 5:55:09 AM
lucky6	$25.00	$25.00	8/5/2009 9:19:16 AM
soccerchamp213	$25.00	$25.00	8/5/2009 9:20:07 AM
52digital	$25.00	$25.00	8/5/2009 9:19:37 AM
Binan	$25.00	$25.00	8/5/2009 9:20:17 AM
BlindProphet	$25.00	$25.00	8/5/2009 9:19:59 AM
Brainworm	$25.00	$25.00	8/5/2009 9:20:28 AM
KiwiElf	$27.19	$27.19	8/5/2009 10:30:25 AM
eggzie	$25.00	$25.00	8/5/2009 10:40:09 AM
K2Outlaws	$25.00	$25.00	8/5/2009 9:16:35 AM
laststrawman	$25.00	$25.00	8/5/2009 9:16:44 AM
klin	$25.00	$25.00	8/5/2009 9:19:11 AM
RandomMonkey	$25.00	$25.00	8/5/2009 9:19:14 AM
outwish	$25.00	$25.00	8/5/2009 9:19:25 AM
pakrbkr	$25.00	$25.00	8/5/2009 9:19:43 AM
Msbutterfly	$25.00	$25.00	8/5/2009 9:20:20 AM
cool_kubera	$50.00	$50.00	8/5/2009 12:10:38 PM
merlinvt	$25.70	$25.70	8/5/2009 1:38:57 PM
kubien	$25.00	$25.00	8/5/2009 9:55:41 AM
jtoms101	$25.00	$25.00	8/5/2009 4:10:48 PM
jbadawg1017	$25.00	$25.00	8/5/2009 4:22:35 PM
Ireland64	$25.00	$25.00	8/5/2009 4:24:11 PM
SkonkeyGongo	$25.00	$25.00	8/5/2009 4:21:45 PM
mnmcarve	$25.00	$25.00	8/5/2009 4:25:12 PM
papaman	$25.00	$25.00	8/5/2009 4:22:54 PM
mrpowers5531	$25.00	$25.00	8/5/2009 4:23:42 PM
Aubrei	$25.00	$25.00	8/5/2009 4:27:32 PM
NJNY	$25.00	$25.00	8/5/2009 4:25:12 PM
hektek22	$300.00	$300.00	8/5/2009 9:37:27 PM
Boxhead	$108.26	$108.26	8/6/2009 12:13:58 AM
khamen	$25.00	$25.00	8/5/2009 10:30:49 PM
bkb7484	$25.00	$25.00	8/6/2009 4:21:34 AM
WhiteFang34	$100.00	$100.00	8/6/2009 12:24:06 AM
Shanester	$25.00	$25.00	8/6/2009 6:18:50 AM
gogmagog	$50.00	$50.00	8/5/2009 8:51:06 PM
JCMC	$25.00	$25.00	8/5/2009 8:59:10 PM
amlu1988	$50.00	$50.00	8/6/2009 7:27:43 AM
goatman	$50.00	$34.57	8/6/2009 6:35:37 AM
Patrician	$25.00	$25.00	8/6/2009 8:55:07 AM
sclark	$25.00	$25.00	8/6/2009 9:30:40 AM
martymaniaman	$25.00	$25.00	8/6/2009 5:40:11 AM
dogen	$25.00	$25.00	8/6/2009 9:30:16 AM
geekguy	$25.00	$25.00	8/6/2009 9:31:55 AM
bugleusmc	$30.00	$30.00	8/6/2009 1:06:53 PM
TheBlackSwordsMan	$28.38	$28.38	8/6/2009 12:11:57 PM
brstern2	$25.00	$25.00	8/6/2009 1:27:26 PM
blanchettec	$25.00	$25.00	8/6/2009 12:37:10 PM
sh71	$25.00	$25.00	8/6/2009 1:02:21 PM
bocap	$25.00	$25.00	8/6/2009 2:36:56 PM
money-expert	$25.00	$25.00	8/6/2009 2:40:53 PM
maga	$50.00	$50.00	8/6/2009 2:55:23 PM
lasalle123	$50.00	$50.00	8/6/2009 2:00:08 PM
biffmush	$200.00	$200.00	8/6/2009 3:56:23 PM
nerlands	$25.00	$25.00	8/6/2009 12:46:58 PM
liberty-equilibrium	$90.00	$90.00	8/6/2009 3:56:41 PM
truth-companion	$25.00	$25.00	7/23/2009 4:00:18 PM
DukSerduk	$25.00	$25.00	7/23/2009 3:59:27 PM
888168	$50.00	$50.00	7/23/2009 4:00:56 PM
Avala	$25.00	$25.00	7/23/2009 4:05:40 PM
kegs	$250.00	$250.00	7/23/2009 4:07:18 PM
Sid-K	$50.00	$50.00	7/23/2009 4:04:20 PM
bchen78875	$50.00	$50.00	7/23/2009 4:05:21 PM
thegreatone	$25.00	$25.00	7/23/2009 4:05:28 PM
larrybird	$250.00	$250.00	7/23/2009 4:06:58 PM
here2lend	$25.00	$25.00	7/23/2009 4:13:21 PM
kyomoon	$100.00	$100.00	7/24/2009 9:37:53 AM
Credit2Prosper	$50.00	$50.00	7/24/2009 10:08:47 AM
HawaiianHelper	$50.00	$50.00	7/24/2009 11:51:06 PM
RoyFauntleroy	$25.00	$25.00	7/26/2009 9:32:22 AM
a-harmonious-deal	$25.00	$25.00	7/26/2009 9:32:32 AM
keyfig	$25.00	$25.00	7/27/2009 12:02:22 PM
abuyama22	$25.00	$25.00	7/27/2009 10:37:27 AM
kenji4861	$50.00	$50.00	7/27/2009 11:07:12 AM
eyal0	$25.00	$25.00	7/28/2009 5:22:14 AM
gdbanks	$25.00	$25.00	7/28/2009 7:11:58 AM
elated-justice	$25.00	$25.00	7/28/2009 9:59:48 AM
anton	$25.00	$25.00	7/28/2009 5:33:18 PM
greenback-floret	$25.00	$25.00	7/29/2009 9:32:08 AM
Veloce	$25.00	$25.00	7/29/2009 12:27:22 PM
OLYVRC	$25.00	$25.00	7/30/2009 10:53:48 AM
virtualbank	$25.00	$25.00	7/30/2009 1:12:39 PM
incbx	$50.00	$50.00	7/30/2009 2:48:07 PM
cheng	$25.00	$25.00	7/30/2009 1:12:52 PM
jfd287	$25.00	$25.00	7/30/2009 3:27:45 PM
authentic-deal8	$25.00	$25.00	7/30/2009 3:31:53 PM
durable-trade	$25.00	$25.00	7/30/2009 3:30:53 PM
JJS180	$25.00	$25.00	7/30/2009 3:33:42 PM
GElender	$50.00	$50.00	7/31/2009 6:22:02 AM
buckyhead2000	$25.00	$25.00	7/31/2009 7:37:12 AM
grf1945	$25.00	$25.00	7/31/2009 9:02:25 AM
gravbox	$25.00	$25.00	7/31/2009 10:33:09 AM
square_panda	$25.00	$25.00	7/31/2009 10:48:11 AM
Vacs4u	$25.00	$25.00	7/31/2009 3:01:21 PM
slartibardfast	$30.00	$30.00	7/31/2009 5:35:28 PM
outofoffice	$75.00	$75.00	7/31/2009 7:05:35 PM
Sigonio	$25.00	$25.00	8/2/2009 8:51:55 AM
Sixmil	$25.00	$25.00	8/2/2009 11:46:23 AM
AndersenWatcher	$25.00	$25.00	8/2/2009 2:30:27 PM
sparky1129	$25.00	$25.00	8/2/2009 2:21:50 PM
Octavian315	$50.00	$50.00	8/2/2009 7:50:29 PM
NATIVEBORN	$50.00	$50.00	8/2/2009 10:02:43 PM
aajwm	$50.00	$50.00	8/3/2009 3:20:19 AM
FecundFinancier	$25.00	$25.00	8/3/2009 6:30:43 AM
ouiemyster06	$50.00	$50.00	8/3/2009 9:32:53 AM
cny_loans	$25.00	$25.00	8/3/2009 10:26:10 AM
member874	$25.00	$25.00	8/3/2009 5:39:47 PM
palpbert	$25.00	$25.00	8/3/2009 6:03:53 PM
Railbird	$25.00	$25.00	8/3/2009 9:16:55 PM
TheRiver08	$25.00	$25.00	8/3/2009 10:15:29 PM
Independenttools	$25.00	$25.00	8/4/2009 9:05:20 AM
bigdogsafety1	$30.00	$30.00	8/4/2009 8:45:54 AM
woodenshoes	$31.11	$31.11	8/4/2009 11:05:12 AM
PaulW	$25.00	$25.00	8/4/2009 10:11:12 AM
zeelender	$25.00	$25.00	8/4/2009 1:10:29 PM
cemseller	$25.00	$25.00	8/4/2009 1:35:19 PM
Jynxie	$29.91	$29.91	8/4/2009 11:45:21 AM
Westerly	$25.00	$25.00	8/4/2009 1:50:29 PM
sloak	$25.00	$25.00	8/4/2009 1:56:27 PM
kaykarun	$33.20	$33.20	8/4/2009 2:40:19 PM
Jassi	$50.00	$50.00	8/4/2009 7:00:11 PM
OldestBrother	$50.00	$50.00	8/4/2009 6:55:31 PM
Goodlender42	$25.00	$25.00	8/4/2009 7:05:20 PM
juiceman818	$25.00	$25.00	8/4/2009 5:31:05 PM
tornandfrayed	$25.00	$25.00	8/4/2009 7:05:37 PM
fotep-financial	$25.00	$25.00	8/4/2009 6:45:11 PM
meow8705	$25.00	$25.00	8/4/2009 8:16:43 PM
Castellan	$25.00	$25.00	8/4/2009 6:46:18 PM
mjcjmm4407	$25.00	$25.00	8/4/2009 8:20:46 PM
RusRobo	$25.00	$25.00	8/4/2009 8:20:49 PM
mlbox3k	$25.00	$25.00	8/4/2009 8:21:01 PM
Sumach	$25.00	$25.00	8/4/2009 8:21:10 PM
jldallover	$25.00	$25.00	8/4/2009 8:21:13 PM
YogaDude34	$40.67	$40.67	8/4/2009 8:21:35 PM
danielamity	$25.00	$25.00	8/4/2009 8:45:38 PM
DadWarbucks	$37.41	$37.41	8/4/2009 8:46:10 PM
ChuckChedda	$25.00	$25.00	8/4/2009 8:16:04 PM
Kijib	$25.00	$25.00	8/4/2009 8:20:10 PM
wise-silver-wonder	$25.00	$25.00	8/4/2009 8:20:37 PM
jimbo29blue	$25.00	$25.00	8/4/2009 8:20:51 PM
serpentine	$50.00	$50.00	8/4/2009 8:21:32 PM
wild_carrot	$25.00	$25.00	8/4/2009 11:40:08 PM
Aethelwolf	$25.00	$25.00	8/5/2009 4:15:29 AM
shellstar	$25.00	$25.00	8/4/2009 8:25:10 PM
KingCroesus	$25.00	$25.00	8/5/2009 1:02:13 AM
money-shaker	$25.00	$25.00	8/5/2009 7:31:13 AM
AJLending	$25.00	$25.00	8/4/2009 11:15:19 PM
wirelessmoney	$50.00	$50.00	8/5/2009 8:11:30 AM
friendly-return7	$25.00	$25.00	8/5/2009 2:25:10 AM
Johnab	$51.00	$51.00	8/5/2009 4:48:50 AM
TennSquire	$25.00	$25.00	8/5/2009 9:15:48 AM
wjf60	$50.00	$50.00	8/5/2009 9:18:24 AM
wormdc	$25.00	$25.00	8/5/2009 9:19:46 AM
greenwell	$50.00	$50.00	8/5/2009 9:20:11 AM
kindofaloaner	$25.00	$25.00	8/5/2009 9:19:48 AM
hope-amigo	$25.00	$25.00	8/5/2009 9:20:04 AM
Norcal	$25.00	$25.00	8/5/2009 10:30:14 AM
aislinnn	$25.00	$25.00	8/5/2009 9:16:47 AM
neenerman	$25.00	$25.00	8/5/2009 9:17:08 AM
Wart126	$25.00	$25.00	8/5/2009 9:18:35 AM
hodap2001	$25.00	$25.00	8/5/2009 12:50:08 PM
ADenny	$25.00	$25.00	8/5/2009 9:19:13 AM
andymax	$25.00	$25.00	8/5/2009 9:19:21 AM
restech	$25.00	$25.00	8/5/2009 9:19:29 AM
Boxhead	$25.00	$25.00	8/5/2009 9:19:41 AM
beaker	$25.00	$25.00	8/5/2009 9:25:11 AM
Residuum	$25.00	$25.00	8/5/2009 12:40:30 PM
prudent-dinero	$25.00	$25.00	8/5/2009 9:30:47 AM
harnold2000	$26.04	$26.04	8/5/2009 10:30:34 AM
tnylight	$79.23	$79.23	8/5/2009 11:33:00 AM
caipira	$25.00	$25.00	8/5/2009 4:23:58 PM
StarE	$25.00	$25.00	8/5/2009 4:21:31 PM
latestone	$25.00	$25.00	8/5/2009 4:22:48 PM
economy-balance	$25.00	$25.00	8/5/2009 4:23:38 PM
xyzlmno	$25.00	$25.00	8/5/2009 4:24:09 PM
KBank	$25.00	$25.00	8/5/2009 4:25:02 PM
CA_Lender	$25.00	$25.00	8/5/2009 4:37:36 PM
tsui517	$25.00	$25.00	8/5/2009 4:27:26 PM
leeball	$80.64	$80.64	8/5/2009 4:23:41 PM
charb57	$50.00	$50.00	8/5/2009 4:24:12 PM
atlviet	$25.00	$25.00	8/5/2009 4:25:01 PM
stensonb	$25.00	$25.00	8/5/2009 4:27:18 PM
CA_Lender	$25.00	$25.00	8/5/2009 4:27:50 PM
jscope	$25.00	$25.00	8/5/2009 8:40:32 PM
mortyscastle	$25.00	$25.00	8/5/2009 9:25:50 PM
skifamily1992	$25.00	$25.00	8/5/2009 8:33:10 PM
aspire2grow	$39.74	$39.74	8/5/2009 6:17:54 PM
BuffetRocks	$100.00	$100.00	8/5/2009 10:20:10 PM
jchurchi	$50.00	$50.00	8/6/2009 3:48:47 AM
Kash2010lu	$25.00	$25.00	8/5/2009 7:26:19 PM
kayden	$25.00	$25.00	8/5/2009 7:30:41 PM
congardner1	$25.00	$25.00	8/6/2009 5:31:32 AM
rockhound84	$50.00	$50.00	8/6/2009 4:44:48 AM
ALVO	$100.00	$100.00	8/5/2009 9:45:14 PM
huorn	$25.00	$25.00	8/5/2009 9:50:11 PM
szetheli	$50.00	$50.00	8/6/2009 9:31:57 AM
kayakg	$25.00	$25.00	8/6/2009 1:15:19 AM
SkipMcGrath	$32.94	$32.94	8/6/2009 9:56:17 AM
Leshan	$50.00	$50.00	8/6/2009 7:22:38 AM
faldska	$25.00	$25.00	8/6/2009 11:20:40 AM
shawnw2	$25.00	$25.00	8/6/2009 9:31:12 AM
codyrun	$25.00	$25.00	8/6/2009 10:55:39 AM
unger	$146.21	$146.21	8/6/2009 10:58:00 AM
Dave0	$25.00	$25.00	8/6/2009 11:11:28 AM
sajitp	$35.32	$35.32	8/6/2009 12:56:57 PM
Airbandit	$25.00	$25.00	8/6/2009 10:17:05 AM
sugarhoof	$50.79	$50.79	8/6/2009 2:11:08 PM
Aleut	$25.00	$25.00	8/6/2009 2:18:31 PM
mckhbnpc	$25.00	$25.00	8/6/2009 1:57:55 PM
ndwayno	$28.53	$28.53	8/6/2009 2:01:59 PM
LAKETIME	$25.00	$25.00	8/6/2009 2:02:26 PM
PrinceValium	$25.00	$25.00	8/6/2009 11:40:44 AM
looney-toon	$25.00	$25.00	8/6/2009 12:11:55 PM
HibbyD	$35.00	$35.00	8/6/2009 1:31:50 PM
majormoves1	$25.00	$25.00	8/6/2009 1:43:00 PM
bobnewt	$50.00	$50.00	8/6/2009 3:57:20 PM
289 bids
Borrower Payment Dependent Notes Series 418163
This series of Notes was issued and sold upon the funding of the borrower loan #38181, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Jul-27-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-10-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	19.00%	Final borrower rate/APR:	20.00% / 23.78%	Final monthly payment:	$37.16

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.54%
Lender servicing fee:	1.00%	Estimated return:	3.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Apr-1985	Debt/Income ratio:	27%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	13y 11m
Amount delinquent:	$0	Revolving credit balance:	$15,585	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	85%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	MAP	Borrower's state:	Nebraska	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	42 ( 100% )	620-640 (Latest)
Principal borrowed:	$4,200.00	< mo. late:	0 ( 0% )	640-660 (Mar-2008) 640-660 (Feb-2008) 660-680 (Aug-2006) 620-640 (Jul-2006)
Principal balance:	$1,783.44	1+ mo. late:	0 ( 0% )
Total payments billed:	42
Description
Returning to Prosper
Purpose of loan:
This loan will be used to pay for continuing education classes.  This class will allow higher future earnings.

My financial situation:
I am a good candidate for this loan because I have paid off one Prosper loan and have never had a late payment with Prosper.
Monthly net income: $ 2.700

Monthly expenses: $
  Housing: $ 555
  Insurance: $ 120
  Car expenses: $ 20
  Utilities: $ 250
  Phone, cable, internet: $ 50
  Food, entertainment: $ 50
  Clothing, household expenses $ 50
  Credit cards and other loans: $ 250
  Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$50.00	$50.00	8/1/2009 5:26:48 PM
infomas	$50.00	$50.00	8/7/2009 1:34:24 AM
Astyanax	$25.00	$25.00	8/8/2009 7:50:24 AM
maga	$25.00	$25.00	8/8/2009 3:54:30 PM
bst	$25.00	$25.00	8/9/2009 11:33:35 AM
UCLA4life	$25.00	$25.00	8/9/2009 5:08:10 PM
lucygirl2	$50.00	$50.00	8/9/2009 12:01:08 PM
Feyenoord	$25.00	$25.00	8/10/2009 6:55:37 AM
JGuide	$25.00	$25.00	8/10/2009 8:45:44 AM
AustinAmerica	$25.00	$25.00	8/10/2009 8:43:11 AM
sweety075	$25.00	$25.00	8/10/2009 9:04:57 AM
Champion_Lending	$25.00	$25.00	8/10/2009 12:05:11 PM
BlueProteus	$25.00	$25.00	8/10/2009 12:28:26 PM
Bobusa	$25.00	$25.00	8/7/2009 5:31:56 AM
hektek22	$300.00	$300.00	8/8/2009 9:01:34 PM
FarmersBank	$75.00	$75.00	8/9/2009 7:44:41 PM
california5andime	$25.00	$25.00	8/10/2009 8:45:55 AM
Pintu_Desai	$25.00	$25.00	8/10/2009 9:50:07 AM
planky	$100.00	$76.00	8/10/2009 11:27:09 AM
Credit2Prosper	$49.00	$49.00	8/10/2009 12:56:06 PM
autoconnection	$25.00	$25.00	8/10/2009 11:59:03 AM
21 bids
Borrower Payment Dependent Notes Series 418325
This series of Notes was issued and sold upon the funding of the borrower loan #38175, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Jul-27-2009
Term:	36 months	Estimated loss:	14.0%	Auction end date:	Aug-10-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	28.00%	Final borrower rate/APR:	29.00% / 33.00%	Final monthly payment:	$41.91

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.28%
Lender servicing fee:	1.00%	Estimated return:	12.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1995	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	5 / 4	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	20	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$5,453	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	workingstiff07	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
trying to pay off bills
Purpose of loan:
This loan will be used to? pay off  some bills consolidate

My financial situation:
I am a good candidate for this loan because? I always pay bills on time

Monthly net income: $ 1324

Monthly expenses: $
  Housing: $ 171.50
  Insurance: $ 42
  Car expenses: $ 233.00
  Utilities: $ 54.00
  Phone, cable, internet: $ 60.00
  Food, entertainment: $ 100
  Clothing, household expenses $ 75.00
  Credit cards and other loans: $ 383.00
  Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: I plan on repaying this loan in the regular fasion unless you would want it back faster, I don't quite know how to answer this but this is the best I can do. thanks (Aug-07-2009)
Q: Thank you for your concern but don't worry about me so long as you pay on time. I ask just for statistical and strategic purposes. - hektek22
A: I sent you a email but will answer this again, I am well able to pay this loan and on time and be assured prosper will make sure of that why would I ruin my credit for such a small amount anyway? thanks for question thjough and I hope I answered it the way you want thank you (Aug-08-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Stingray8a	$31.47	$31.47	8/9/2009 10:21:29 PM
ColoradoLender82	$25.00	$25.00	8/10/2009 12:14:27 PM
twjh	$25.00	$25.00	8/10/2009 2:27:06 PM
Pintu_Desai	$34.87	$34.87	8/10/2009 3:05:45 PM
kjb1971	$25.00	$25.00	8/10/2009 1:05:03 PM
boodo	$100.00	$100.00	8/10/2009 3:59:04 PM
sflender1099	$25.00	$25.00	8/6/2009 6:58:37 PM
hektek22	$300.00	$300.00	8/7/2009 9:01:29 PM
jules3304	$25.00	$25.00	8/8/2009 9:51:27 AM
carmat60	$25.00	$25.00	8/9/2009 12:48:22 AM
paceme1	$35.00	$35.00	8/9/2009 3:41:38 PM
wyobeads	$25.00	$25.00	8/10/2009 12:44:14 PM
dstolars	$50.00	$50.00	8/10/2009 2:50:23 PM
boodo	$108.28	$108.28	8/10/2009 3:22:19 PM
Jeffro123456	$41.51	$41.51	8/10/2009 4:05:50 PM
MrRooster101	$56.08	$56.08	8/10/2009 3:02:07 PM
thomas16882004	$150.00	$26.28	8/10/2009 4:05:03 PM
thomas16882004	$41.51	$41.51	8/10/2009 4:06:26 PM
18 bids
Borrower Payment Dependent Notes Series 418379
This series of Notes was issued and sold upon the funding of the borrower loan #38178, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Jul-28-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-10-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1997	Debt/Income ratio:	Not calculated
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$2,862	Occupation:	Student - College S...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	dropkicknic	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	520-540 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
Just need a month to get caught up!
Purpose of loan:
I am currently a senior at Eastern Washington University majoring in economics and double minoring in anthropology and business with Honors College designation. I went on a leave of absence for the summer so I could accept an unpaid summer internship doing research for Washington State University's College of Pharmacy. I thought I could skim by on what little savings I had, but am now out of funds. I am asking for the minimum loan amount of $1,000 to survive on until September when school starts back up. At that point, I will be able to get caught up on bills, including this loan, as I resume my previous job and receive student aid.

My financial situation:
I am a good candidate for this loan because I am interested in my credit worthiness and although I had problems in my youth, I haven't had a late payment in years.  Now that I am 31 and finishing my second college degree, I am more responsible in using credit and loans.  I am a full time student, but also typically work full time doing IT work.  My credit rating says I might be a risk, but is related to past mistakes (years ago) and doesn't define who I am today.

Monthly net income: $ 1400

Monthly expenses: $ 1000
  Housing: $ 225
  Insurance: $ 75
  Car expenses: $ 260
  Utilities: $ 35
  Phone, cable, internet: $ 45
  Food, entertainment: $ 200
  Clothing, household expenses $ 10
  Credit cards and other loans: $ 150 (including title loan)
  Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: Hello - Thank you for your interest in this investment, and for helping me to survive while I complete my summer internship. I have had one prosper loan before which I paid off after nine months. I am not sure how long it will take me this time, but I realize this is an investment and the longer I take to pay, the more you will make in interest. I could possibly pay this loan off in January or March 2010, but will most likely break the payments up into 12 or 18 increments (monthly payments). (Aug-07-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$100.00	$100.00	7/31/2009 4:22:17 PM
boodo	$100.00	$100.00	8/7/2009 9:20:19 AM
jules3304	$25.00	$25.00	8/7/2009 10:14:47 AM
PerAspera	$25.00	$25.00	8/8/2009 12:55:03 PM
sweety075	$25.00	$25.00	8/9/2009 9:21:49 AM
jbloans	$25.00	$25.00	8/9/2009 4:13:58 PM
naina_my_daughter	$100.00	$50.81	8/9/2009 10:14:00 PM
tjone69	$200.00	$200.00	8/7/2009 8:28:36 AM
frugalinvestor20	$25.00	$25.00	8/7/2009 9:45:59 AM
philha99	$50.00	$50.00	8/9/2009 1:31:32 AM
bartenderpro	$49.19	$49.19	8/8/2009 9:36:21 PM
Pintu_Desai	$25.00	$25.00	8/9/2009 8:26:59 AM
hektek22	$300.00	$300.00	8/9/2009 8:15:17 PM
13 bids
Borrower Payment Dependent Notes Series 418505
This series of Notes was issued and sold upon the funding of the borrower loan #38162, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction start date:	Jul-29-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-10-2009

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$124.09
Final lender yield:	25.40%	Final borrower rate/APR:	26.40% / 28.73%	Final monthly payment:	$121.51

Auction yield range:	11.23% - 27.00%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1999	Debt/Income ratio:	38%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	11 / 9	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$6,447	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	STAFINN	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	640-660 (Latest)
Principal borrowed:	$6,001.00	< mo. late:	0 ( 0% )	620-640 (Apr-2009) 620-640 (Apr-2008) 600-620 (Mar-2008) 580-600 (Nov-2007)
Principal balance:	$3,851.37	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Paying For My Sons Hockey
Purpose of loan:
This loan will be used to?
Pay for my sons hockey for this year and some new equipment He is 8 AND GROWING QUICK!:) And also some school clothes My financial situation:
I am a good candidate for this loan because? I have made all payments on time for my current loan and have not been late on any of my other payments

Monthly net income: $ myself(900.00) Husband (3200.00)

Monthly expenses: $ 3520.00
  Housing: $ 1200.00  Insurance: $ 120.00
  Car expenses: $ 400.00
  Utilities: $ 250.00
  Phone, cable, internet: $ 150.00
  Food, entertainment: $ 100.00
  Clothing, household expenses $ 200.00  Credit cards and other loans: $ 900.00
  Other expenses: $ 200.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

decisive-capital	$30.00	$30.00	8/3/2009 5:41:41 PM
secobarbital	$25.00	$25.00	8/4/2009 2:26:01 AM
Mantis75	$25.00	$25.00	8/4/2009 6:35:11 PM
gilbow	$25.00	$25.00	8/5/2009 1:20:13 PM
LeoBUSIIT	$25.00	$25.00	8/5/2009 12:50:25 PM
LAM26	$25.00	$25.00	8/5/2009 4:09:20 PM
seisen	$50.00	$50.00	8/5/2009 4:11:58 PM
schoolchamp	$25.00	$25.00	8/5/2009 11:15:16 PM
dough-bear	$50.00	$50.00	8/6/2009 9:30:26 AM
Aquafina24Ounce	$25.00	$25.00	8/6/2009 12:23:21 PM
cyberie21	$30.00	$30.00	8/6/2009 4:12:15 PM
windfall46	$25.00	$25.00	8/6/2009 4:16:41 PM
draggon77	$25.00	$25.00	8/6/2009 4:17:22 PM
compsciman	$50.00	$50.00	8/6/2009 4:15:38 PM
mydreamsagain	$25.00	$25.00	8/6/2009 4:16:53 PM
ouyangers	$25.00	$25.00	8/6/2009 4:43:20 PM
anton	$25.00	$25.00	8/6/2009 4:43:46 PM
jstefans	$25.00	$25.00	8/6/2009 4:43:30 PM
jldallover	$25.00	$25.00	8/6/2009 4:16:37 PM
zrohmm	$25.00	$25.00	8/6/2009 6:58:38 PM
gravbox	$25.00	$25.00	8/6/2009 6:59:04 PM
SNH	$25.00	$25.00	8/6/2009 6:59:18 PM
mathprof	$25.00	$25.00	8/6/2009 6:58:01 PM
TrustinOthers	$25.00	$25.00	8/6/2009 6:59:58 PM
puifais	$25.00	$25.00	8/6/2009 6:59:34 PM
108lender	$75.00	$75.00	8/6/2009 6:59:54 PM
fareast_man	$25.00	$25.00	8/6/2009 7:00:00 PM
Credit2Prosper	$25.00	$25.00	8/6/2009 7:01:50 PM
personal-lender	$25.00	$25.00	8/6/2009 6:58:22 PM
redbomb5	$25.00	$25.00	8/6/2009 6:59:07 PM
FeedTheMachine	$150.00	$150.00	8/6/2009 6:59:39 PM
jules3304	$25.00	$25.00	8/6/2009 7:09:51 PM
Fernpatch_autoshop	$25.00	$25.00	8/7/2009 6:50:16 AM
thedreamer	$25.00	$25.00	8/7/2009 6:50:19 AM
rhin0cerx	$34.21	$34.21	8/7/2009 8:40:36 AM
bulabula	$25.00	$25.00	8/7/2009 9:30:27 AM
MicroPod	$25.00	$19.83	8/7/2009 9:30:58 AM
mdf	$50.00	$50.00	8/7/2009 9:30:21 AM
maverickfella	$25.00	$25.00	8/7/2009 9:30:46 AM
aFro	$25.00	$25.00	8/7/2009 9:30:23 AM
ssb	$400.00	$400.00	8/7/2009 9:55:55 AM
clearviewcapital	$25.00	$25.00	8/8/2009 8:45:12 AM
tcbmc	$25.00	$25.00	8/8/2009 12:04:14 PM
Wyatte	$75.00	$75.00	8/8/2009 5:00:34 PM
Rob1978	$75.00	$75.00	8/9/2009 7:25:53 PM
stonehillloans	$25.00	$25.00	8/10/2009 4:02:20 AM
Credit2Prosper	$74.00	$74.00	8/10/2009 7:08:45 AM
mrzz	$25.00	$25.00	8/3/2009 6:00:23 PM
mrbill5548	$25.00	$25.00	8/3/2009 6:03:27 PM
money-shaker	$25.00	$25.00	8/5/2009 7:35:15 AM
kyxysyx	$50.00	$50.00	8/5/2009 4:46:31 AM
red-sublime-return	$25.00	$25.00	8/5/2009 10:55:27 AM
money-expert	$25.00	$25.00	8/5/2009 5:06:19 PM
rmachi	$25.00	$25.00	8/6/2009 8:35:29 AM
skro	$25.00	$25.00	8/5/2009 11:11:03 PM
YoungSuccessLLC	$25.00	$25.00	8/6/2009 4:13:47 PM
Slowtype	$50.00	$50.00	8/6/2009 4:13:14 PM
YogaDude34	$25.00	$25.00	8/6/2009 6:59:38 PM
lagnisiruk	$25.00	$25.00	8/6/2009 6:59:45 PM
Artist_Blue	$25.00	$25.00	8/6/2009 6:58:46 PM
gizzywump	$25.00	$25.00	8/6/2009 6:59:00 PM
GElender	$25.00	$25.00	8/6/2009 6:58:11 PM
restech	$25.00	$25.00	8/6/2009 6:58:32 PM
johnayan	$25.00	$25.00	8/6/2009 6:59:08 PM
unclejaef	$25.00	$25.00	8/6/2009 6:59:28 PM
greenwell	$25.00	$25.00	8/6/2009 6:59:55 PM
ADIDASNO	$25.00	$25.00	8/7/2009 6:50:18 AM
zigzagz03	$25.00	$25.00	8/7/2009 9:30:29 AM
joseapg	$25.00	$25.00	8/7/2009 9:29:23 AM
NATIVEBORN	$25.00	$25.00	8/7/2009 9:29:34 AM
moopi	$25.00	$25.00	8/7/2009 9:30:33 AM
shopzone	$36.96	$36.96	8/7/2009 9:29:58 AM
ajk_blue	$25.00	$25.00	8/7/2009 9:37:11 AM
mirolender	$25.00	$25.00	8/7/2009 9:30:16 AM
HunterSix	$25.00	$25.00	8/7/2009 9:30:43 AM
cemseller	$25.00	$25.00	8/7/2009 11:21:25 PM
hellasow	$25.00	$25.00	8/8/2009 6:45:32 PM
foothillender	$25.00	$25.00	8/9/2009 8:53:07 AM
wodude	$25.00	$25.00	8/9/2009 11:02:07 AM
BuffetRocks	$150.00	$150.00	8/9/2009 11:32:30 PM
80 bids
Borrower Payment Dependent Notes Series 418667
This series of Notes was issued and sold upon the funding of the borrower loan #38165, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,200.00	Prosper Rating:	C	Auction start date:	Jul-31-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-06-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 21.27%	Starting monthly payment:	$80.70
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$79.54

Auction yield range:	8.23% - 18.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Aug-1995	Debt/Income ratio:	38%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$16,715	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	brightest-urbane-reward	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Extend car payment to up cash flow
Purpose of loan:
This loan will be used to? extend the current car payment to increase cash flow.  This will allow me to pay extra on those darn credit cards.  This will increase cash flow by $151 plus the about $20 less insurance coverage.  The goal is to buy the house we are living in next September but I have to pay down some debt!!!  I have a 17 month old little boy and would like to get on a good financial track for his future.  I hope to pay this loan off early.

My financial situation:
I am a good candidate for this loan because?I always pay my bills on time.  I haven't been late on a payment since college(um, a long time [14 years!!])   I have been in my field of employment for nine years.

Monthly net income: $ 2683 (my husband brings home about $750 a month)

Monthly expenses: $
  Housing: $ 875
  Insurance: $ 96
  Car expenses: $ 265 (to be paid off with this loan)
  Utilities: $ 150
  Phone, cable, internet: $ 120
  Food, entertainment: $ 300
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 450
  Other expenses: $ 480 (this is childcare expense) + $151(student loan)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$25.00	$25.00	7/31/2009 9:47:20 AM
puifais	$25.00	$25.00	7/31/2009 9:47:51 AM
unclejaef	$25.00	$25.00	7/31/2009 9:47:58 AM
fareast_man	$25.00	$25.00	7/31/2009 9:48:47 AM
SNH	$25.00	$25.00	7/31/2009 9:48:58 AM
Artist_Blue	$25.00	$25.00	7/31/2009 9:49:06 AM
lagnisiruk	$25.00	$25.00	7/31/2009 9:48:18 AM
gilbow	$25.00	$25.00	7/31/2009 9:48:30 AM
FeedTheMachine	$50.00	$50.00	7/31/2009 9:48:40 AM
tlp43	$25.00	$25.00	7/31/2009 9:47:34 AM
anton	$25.00	$25.00	7/31/2009 9:49:12 AM
windfall46	$25.00	$25.00	7/31/2009 9:48:27 AM
Aquani	$50.00	$50.00	7/31/2009 9:52:34 AM
beyondmanagement	$25.00	$25.00	7/31/2009 9:52:04 AM
Champpilot	$50.00	$50.00	7/31/2009 9:52:17 AM
keeks	$25.00	$25.00	7/31/2009 9:52:30 AM
YoungSuccessLLC	$25.00	$25.00	7/31/2009 9:50:41 AM
hopethisworks	$50.00	$50.00	7/31/2009 9:54:09 AM
mmckune	$25.00	$25.00	7/31/2009 9:52:54 AM
plentiful-reward	$50.00	$50.00	7/31/2009 9:56:17 AM
jbarron	$25.00	$25.00	7/31/2009 9:54:39 AM
decisive-capital	$50.00	$50.00	7/31/2009 9:56:55 AM
ibuystk	$50.00	$50.00	7/31/2009 9:56:38 AM
rjleves	$25.00	$25.00	7/31/2009 9:55:20 AM
Flying_Tilapia	$100.00	$100.00	7/31/2009 1:42:31 PM
interstellar	$49.24	$49.24	7/31/2009 1:41:14 PM
dudebrah	$25.00	$25.00	8/2/2009 10:26:33 PM
unger	$120.91	$120.91	8/3/2009 9:08:48 AM
unger	$92.03	$92.03	8/4/2009 4:34:57 PM
r1w	$50.00	$50.00	8/5/2009 7:04:58 AM
ilend57	$25.00	$25.00	8/5/2009 11:29:23 AM
alands94	$25.00	$25.00	8/6/2009 4:04:32 AM
gravbox	$25.00	$25.00	7/31/2009 9:49:29 AM
rmachi	$25.00	$25.00	7/31/2009 9:47:41 AM
PatRichi	$25.00	$25.00	7/31/2009 9:50:36 AM
GMPK_TLAS	$45.00	$45.00	7/31/2009 9:52:20 AM
TrustinOthers	$25.00	$25.00	7/31/2009 9:48:55 AM
GElender	$50.00	$50.00	7/31/2009 9:51:55 AM
don8ter	$25.00	$25.00	7/31/2009 9:52:13 AM
oldmora	$25.00	$25.00	7/31/2009 9:50:10 AM
zeelender	$25.00	$25.00	7/31/2009 9:52:38 AM
PHI4308	$25.00	$25.00	7/31/2009 9:52:25 AM
nodrivelpls	$25.00	$25.00	7/31/2009 9:54:36 AM
Rogelio48	$25.00	$25.00	7/31/2009 9:54:05 AM
Penny	$50.00	$50.00	7/31/2009 9:55:34 AM
incbx	$25.00	$25.00	7/31/2009 9:53:29 AM
sloan	$25.00	$25.00	7/31/2009 9:55:27 AM
fireboss	$100.00	$100.00	7/31/2009 9:55:38 AM
larrybird	$250.00	$6.82	7/31/2009 9:56:59 AM
Pintu_Desai	$25.00	$25.00	7/31/2009 2:03:06 PM
ladybug838	$25.00	$25.00	7/31/2009 9:30:00 PM
tobin	$25.00	$25.00	8/1/2009 7:39:52 PM
ali82	$36.00	$36.00	8/2/2009 10:51:43 AM
woodsider	$50.00	$50.00	8/2/2009 7:40:37 PM
businessguy29	$50.00	$50.00	8/3/2009 9:10:07 AM
investmentgroup	$50.00	$50.00	8/4/2009 5:01:51 AM
Gaelicman	$100.00	$100.00	8/3/2009 10:37:20 PM
b2m80s	$25.00	$25.00	8/4/2009 12:51:49 PM
58 bids
Borrower Payment Dependent Notes Series 419077
This series of Notes was issued and sold upon the funding of the borrower loan #38184, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-08-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 21.27%	Starting monthly payment:	$73.36
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$72.30

Auction yield range:	8.23% - 18.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1996	Debt/Income ratio:	23%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	9y 8m
Amount delinquent:	$0	Revolving credit balance:	$34,045	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	camaraderi-strawberry	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting my finances back in shape!
Purpose of loan:
This loan will be used to pay off some bills that have been putting me behind further and further each month.

My financial situation:
I am a good candidate for this loan because I have a steady income (I have been employed full time with the same company for over 9 years now) and have never been late on a bill payment.

Monthly net income: $ 2700

Monthly expenses: $ 2470
??Housing: $ 700
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $?60
??Phone, cable, internet: $ 60
??Food, entertainment: $ 50
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 1200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

roadster199	$25.00	$25.00	8/3/2009 9:56:32 AM
Penny	$50.00	$50.00	8/3/2009 9:59:35 AM
plentiful-reward	$50.00	$50.00	8/3/2009 9:59:47 AM
figs4u2	$200.00	$200.00	8/3/2009 10:00:22 AM
sloan	$25.00	$25.00	8/3/2009 9:59:23 AM
Trojan1976	$25.00	$25.00	8/3/2009 10:00:40 AM
arejaybe	$25.00	$25.00	8/3/2009 9:57:23 AM
ibuystk	$50.00	$50.00	8/3/2009 9:59:53 AM
TennSquire	$25.00	$25.00	8/3/2009 10:00:42 AM
cyberie21	$40.00	$40.00	8/3/2009 10:00:56 AM
Josta	$50.00	$50.00	8/3/2009 10:01:13 AM
cgorry	$25.00	$25.00	8/3/2009 10:03:50 AM
fireboss	$100.00	$100.00	8/3/2009 9:59:41 AM
02bob	$25.00	$25.00	8/3/2009 10:01:40 AM
money73	$25.00	$25.00	8/3/2009 10:04:30 AM
justinle	$25.00	$25.00	8/3/2009 10:02:10 AM
Millie98	$30.00	$30.00	8/3/2009 10:03:21 AM
gilbow	$25.00	$25.00	8/3/2009 10:03:30 AM
caipira	$25.00	$25.00	8/3/2009 10:03:37 AM
geniusj	$25.00	$25.00	8/3/2009 10:03:56 AM
Cypher041	$25.00	$25.00	8/3/2009 10:04:19 AM
Logan7	$25.00	$25.00	8/3/2009 10:02:05 AM
mathprof	$25.00	$25.00	8/3/2009 10:02:17 AM
SNH	$25.00	$25.00	8/3/2009 10:04:53 AM
dspmn	$25.00	$25.00	8/3/2009 10:02:34 AM
Jerry44	$25.00	$25.00	8/3/2009 10:03:39 AM
Winkyboy	$25.00	$25.00	8/3/2009 10:03:42 AM
SavannahBear	$25.00	$25.00	8/3/2009 10:03:46 AM
the-silver-blaster	$40.00	$40.00	8/3/2009 10:04:05 AM
Rips	$25.00	$25.00	8/3/2009 10:04:44 AM
lagnisiruk	$25.00	$25.00	8/3/2009 10:05:09 AM
interstellar	$50.00	$50.00	8/3/2009 4:30:54 PM
LarryNY	$25.00	$25.00	8/5/2009 11:46:08 AM
Sol_Invictus	$25.00	$25.00	8/6/2009 6:27:37 PM
tlp43	$25.00	$25.00	8/3/2009 9:58:18 AM
888168	$25.00	$25.00	8/3/2009 10:00:27 AM
scoobiedoo	$25.00	$25.00	8/3/2009 10:02:38 AM
wise-silver-wonder	$25.00	$25.00	8/3/2009 10:02:46 AM
fizwahh	$30.00	$30.00	8/3/2009 10:01:22 AM
elated-justice	$25.00	$25.00	8/3/2009 10:01:26 AM
TiggerTooNYC	$25.00	$25.00	8/3/2009 10:03:48 AM
tspyz	$25.00	$25.00	8/3/2009 10:03:59 AM
Breakfast_Gypsy	$25.00	$25.00	8/3/2009 10:01:44 AM
crazycool	$35.00	$35.00	8/3/2009 10:01:56 AM
decisive-capital	$50.00	$50.00	8/3/2009 10:00:14 AM
ualf	$50.00	$50.00	8/3/2009 10:00:35 AM
Weaverville	$75.00	$75.00	8/3/2009 10:00:47 AM
brewman	$55.00	$55.00	8/3/2009 10:03:20 AM
fortytwo	$25.00	$25.00	8/3/2009 10:03:25 AM
MrDavid	$25.00	$25.00	8/3/2009 10:01:08 AM
fund-virtuoso	$25.00	$25.00	8/3/2009 10:03:41 AM
Veloce	$25.00	$25.00	8/3/2009 10:01:51 AM
mpactlender	$25.00	$25.00	8/3/2009 10:01:59 AM
gravbox	$25.00	$25.00	8/3/2009 10:03:33 AM
sandeepPR	$25.00	$25.00	8/3/2009 10:03:43 AM
Artist_Blue	$25.00	$25.00	8/3/2009 10:04:59 AM
puifais	$25.00	$20.00	8/3/2009 10:05:13 AM
Syzygy	$25.00	$25.00	8/3/2009 10:11:27 AM
58 bids
Borrower Payment Dependent Notes Series 419093
This series of Notes was issued and sold upon the funding of the borrower loan #38167, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-11-2009

Starting lender yield:	9.42%	Starting borrower rate/APR:	10.42% / 12.53%	Starting monthly payment:	$81.16
Final lender yield:	9.35%	Final borrower rate/APR:	10.35% / 12.46%	Final monthly payment:	$81.08

Auction yield range:	4.23% - 9.42%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1999	Debt/Income ratio:	31%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	13y 1m
Amount delinquent:	$0	Revolving credit balance:	$6,479	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	shiny-benefit	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying bills
Purpose of loan:
This loan will be used to? pay off bills

My financial situation:
I am a good candidate for this loan because? i can repay
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$125.00	$125.00	8/3/2009 10:02:59 AM
elated-justice	$25.00	$25.00	8/3/2009 10:00:01 AM
rjleves	$25.00	$25.00	8/3/2009 10:08:19 AM
tallcoolone	$25.00	$25.00	8/3/2009 10:08:38 AM
sas19	$25.00	$25.00	8/3/2009 10:06:38 AM
greenback-floret	$25.00	$25.00	8/3/2009 10:09:56 AM
Avala	$25.00	$25.00	8/3/2009 10:07:27 AM
cyberie21	$40.00	$40.00	8/3/2009 10:09:32 AM
anton	$25.00	$25.00	8/3/2009 10:09:49 AM
mathprof	$25.00	$25.00	8/3/2009 10:10:07 AM
GElender	$50.00	$50.00	8/3/2009 10:10:17 AM
skuba	$50.00	$50.00	8/3/2009 10:14:06 AM
krishopper	$25.00	$25.00	8/4/2009 11:53:27 AM
amit_gu	$25.00	$25.00	8/4/2009 1:08:12 PM
Goodlender42	$25.00	$25.00	8/4/2009 7:05:28 PM
hope-eagle6	$25.00	$25.00	8/4/2009 6:01:48 PM
Veloce	$25.00	$25.00	8/6/2009 10:00:13 AM
Patrician	$25.00	$25.00	8/6/2009 8:55:21 AM
gilbow	$25.00	$25.00	8/6/2009 10:00:07 AM
brstern2	$25.00	$25.00	8/6/2009 1:27:44 PM
puifais	$25.00	$25.00	8/6/2009 7:27:16 PM
treeline	$50.00	$50.00	8/7/2009 5:55:25 AM
TK4	$25.00	$25.00	8/7/2009 10:10:28 AM
shanedog	$25.00	$25.00	8/7/2009 12:18:57 PM
kanewna	$39.50	$39.50	8/7/2009 1:15:17 PM
wamozart	$25.00	$25.00	8/7/2009 1:25:58 PM
Ellisdee	$50.00	$50.00	8/7/2009 6:30:19 PM
TH99	$25.00	$25.00	8/7/2009 9:16:17 PM
Digs	$25.00	$25.00	8/7/2009 8:45:12 PM
ClearLake	$25.00	$25.00	8/8/2009 8:10:54 AM
broepke	$25.00	$25.00	8/8/2009 9:40:13 AM
Cbank05	$25.00	$25.00	8/8/2009 8:29:01 AM
revthunder	$50.00	$50.00	8/9/2009 3:55:56 PM
buckyhead2000	$25.00	$25.00	8/10/2009 1:01:29 AM
bowdish1	$50.00	$50.00	8/10/2009 7:42:42 AM
YellowJacket	$25.00	$25.00	8/10/2009 7:41:31 AM
a-harmonious-deal	$25.00	$25.00	8/10/2009 7:43:27 AM
Elbanko	$25.00	$25.00	8/10/2009 7:45:36 AM
djd50	$25.00	$25.00	8/10/2009 9:30:33 AM
kanpur63	$25.00	$25.00	8/10/2009 1:06:21 PM
NATIVEBORN	$30.93	$11.62	8/10/2009 1:20:32 PM
bchen78875	$25.25	$25.25	8/3/2009 10:07:17 AM
DukSerduk	$25.00	$25.00	8/3/2009 10:08:05 AM
abuyama22	$25.00	$25.00	8/3/2009 10:09:01 AM
888168	$50.00	$50.00	8/3/2009 10:09:21 AM
Sid-K	$50.00	$50.00	8/3/2009 10:06:54 AM
totoro	$25.00	$25.00	8/3/2009 10:07:48 AM
lagnisiruk	$25.00	$25.00	8/3/2009 10:12:16 AM
cash-sensai2	$25.00	$25.00	8/3/2009 3:00:41 PM
Artist_Blue	$25.00	$25.00	8/4/2009 8:11:50 AM
fotep-financial	$25.00	$25.00	8/4/2009 6:45:24 PM
Jassi	$50.00	$50.00	8/5/2009 7:31:08 AM
kyomoon	$100.00	$100.00	8/5/2009 9:20:55 AM
red-sublime-return	$25.00	$25.00	8/5/2009 9:32:03 AM
money-shaker	$25.00	$25.00	8/5/2009 7:31:22 AM
cool_kubera	$50.00	$50.00	8/5/2009 12:10:55 PM
truth-companion	$25.00	$25.00	8/5/2009 3:55:42 PM
kenji4861	$50.00	$50.00	8/5/2009 4:27:00 PM
market-assembler	$25.00	$25.00	8/5/2009 4:30:35 PM
TheRiver08	$25.00	$25.00	8/5/2009 6:55:21 PM
windfall46	$25.00	$25.00	8/5/2009 6:55:20 PM
sisepuede	$25.00	$25.00	8/6/2009 9:59:25 AM
financelover	$25.00	$25.00	8/6/2009 10:00:30 AM
keyfig	$25.00	$25.00	8/6/2009 10:01:25 AM
Theboof	$25.00	$25.00	8/6/2009 6:57:33 PM
rulender	$50.00	$50.00	8/6/2009 7:41:55 PM
htargett	$25.00	$25.00	8/7/2009 6:16:46 AM
newfoundation	$25.00	$25.00	8/7/2009 8:46:47 AM
mrzz	$25.00	$25.00	8/7/2009 1:08:11 PM
RoyFauntleroy	$25.00	$25.00	8/7/2009 7:15:21 PM
gdbanks	$25.00	$25.00	8/7/2009 8:40:14 PM
DrStaff	$60.00	$60.00	8/7/2009 11:20:28 PM
Raetha	$25.00	$25.00	8/8/2009 9:00:26 AM
YogaDude34	$48.63	$48.63	8/9/2009 9:20:19 AM
TheColoradoDon	$25.00	$25.00	8/10/2009 7:45:44 AM
outofoffice	$50.00	$50.00	8/10/2009 3:15:31 PM
head	$25.00	$25.00	8/10/2009 1:15:38 PM
77 bids
Borrower Payment Dependent Notes Series 419293
This series of Notes was issued and sold upon the funding of the borrower loan #38168, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Aug-04-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-04-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 22.81%	Starting monthly payment:	$36.68
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 21.74%	Final monthly payment:	$36.15

Auction yield range:	8.23% - 18.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1990	Debt/Income ratio:	8%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	7 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$12,686	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Shay51	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	5
Description
Paying off unexpected medical bills
Purpose of loan:
This loan will be used to pay off a medical bill that was unexpected due to a emergency.

My financial situation:
I am a good candidate for this loan because I am professional manager with a fortune 500 company. I have been in my current position for over 1.5 years, previously I was with another fortune 500 company for over 5 years. Currently my salary is over $100,000, the reason I am requesting this loan is because the medical bill was unexpected due to a emergency and the $1,000 represents the last payment for this bill. I have graduate degree from a top 25 business school and have been in my field, marketing, for over 6.5 ?years.

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 2,000
??Insurance: $ 100
??Car expenses: $ 150
??Utilities: $?45
??Phone, cable, internet: $ 100
??Food, entertainment: $ 500
??Clothing, household expenses $?500
??Credit cards and other loans: $ 600
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tlp43	$25.00	$25.00	8/4/2009 3:55:21 PM
How	$25.00	$25.00	8/4/2009 3:55:48 PM
Msbutterfly	$25.00	$25.00	8/4/2009 3:55:57 PM
jldallover	$50.00	$50.00	8/4/2009 3:56:11 PM
namisguy	$25.00	$25.00	8/4/2009 3:56:27 PM
roxon	$25.00	$25.00	8/4/2009 3:56:41 PM
JohnSmith10	$25.00	$25.00	8/4/2009 3:56:35 PM
Mymoney4loan	$25.00	$25.00	8/4/2009 3:56:46 PM
ILoveSushi	$25.00	$25.00	8/4/2009 3:56:56 PM
lepolgr	$50.00	$50.00	8/4/2009 3:57:00 PM
twohorn	$25.00	$25.00	8/4/2009 3:57:03 PM
jecm27	$25.00	$13.69	8/4/2009 3:57:08 PM
jwm	$25.00	$25.00	8/4/2009 3:56:01 PM
skuba	$25.00	$25.00	8/4/2009 3:56:06 PM
BusyAgent	$25.00	$25.00	8/4/2009 3:56:43 PM
Joon	$25.00	$25.00	8/4/2009 3:56:54 PM
EricLender	$25.00	$25.00	8/4/2009 3:57:07 PM
Syzygy	$25.00	$25.00	8/4/2009 4:01:03 PM
bharosa	$25.00	$25.00	8/4/2009 3:56:23 PM
Microfinancer	$25.00	$25.00	8/4/2009 3:56:25 PM
taylor883	$25.00	$25.00	8/4/2009 3:56:30 PM
chlebie	$25.00	$25.00	8/4/2009 3:56:32 PM
geemel	$25.00	$25.00	8/4/2009 3:56:39 PM
LenderOnWheels	$25.00	$25.00	8/4/2009 3:56:48 PM
shortstop21	$25.00	$25.00	8/4/2009 3:56:51 PM
BenBernanke	$25.00	$25.00	8/4/2009 3:56:59 PM
linklady	$25.00	$25.00	8/4/2009 3:57:02 PM
kattghoti	$25.00	$25.00	8/4/2009 3:55:50 PM
Ilikupono	$46.31	$46.31	8/4/2009 3:56:21 PM
Brain_m	$50.00	$50.00	8/4/2009 3:56:36 PM
Westerly	$50.00	$50.00	8/4/2009 3:56:38 PM
Hartfelt	$40.00	$40.00	8/4/2009 3:56:45 PM
urbanMisfit	$25.00	$25.00	8/4/2009 3:56:49 PM
vacation-funding	$25.00	$25.00	8/4/2009 3:56:52 PM
zento	$25.00	$25.00	8/4/2009 4:07:33 PM
35 bids
Borrower Payment Dependent Notes Series 417392
This series of Notes was issued and sold upon the funding of the borrower loan #38187, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction start date:	Jul-21-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Aug-04-2009

Starting lender yield:	19.88%	Starting borrower rate/APR:	20.88% / 23.13%	Starting monthly payment:	$188.07
Final lender yield:	19.00%	Final borrower rate/APR:	20.00% / 22.24%	Final monthly payment:	$185.82

Auction yield range:	8.23% - 19.88%	Estimated loss impact:	8.44%
Lender servicing fee:	1.00%	Estimated return:	10.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1980	Debt/Income ratio:	27%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$13,899	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	53%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	3
Screen name:	bold-bonafide-credit	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Last Semester of Grad School
Purpose of loan:
This loan will be used to pay for my last semester of graduate school.  I lost my original loan for school when my daughter was born premature and I took additional time to stay with her while she was in the hospital.  This has been a very difficult year with all of the hospital stays, but my daughter is doing very well and I am ready to go back to school and finish the graduate program.  Once I graduate I will have an MBA degree in Human Resource Mangement.

My financial situation:
I am a good candidate for this loan because I make all my payments on time.  I have a stable and good paying job.  My roommate pays for the utilities and cable and internet.  I have been working in the biotech/pharma industry for the last 7 years and I am a very successful professional career woman.

Monthly net income: $3000

Monthly expenses: $
  Housing: $ 815
  Insurance: $ 140
  Car expenses: $ 360
  Utilities: $ 0
  Phone, cable, internet: $ 60
  Food, entertainment: $ 250
  Clothing, household expenses $ 50
  Credit cards and other loans: $
  Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I notice you have one delinquency in the past seven years, may i inquire as to what it was? Congrats on the new member of your family and for moving forward on your degree. - mauge35
A: I had one late payment on a credit card in 2003. (Jul-30-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

TommyTucker	$50.00	$50.00	7/22/2009 11:45:14 AM
andrelaplume	$25.00	$25.00	7/22/2009 3:48:40 PM
sunshinysmiles	$25.00	$25.00	7/22/2009 6:04:27 PM
keeks	$25.00	$25.00	7/23/2009 12:05:20 AM
LibbyZ	$50.00	$50.00	7/23/2009 11:18:37 AM
ryanplays311	$50.00	$50.00	7/23/2009 6:32:22 PM
bondhedger	$25.00	$25.00	7/24/2009 7:57:02 AM
rick4734	$100.00	$100.00	7/24/2009 9:48:16 AM
twjh	$25.00	$25.00	7/24/2009 3:55:24 PM
WickedAwsome	$25.00	$25.00	7/24/2009 8:38:49 PM
JustMee	$25.00	$25.00	7/24/2009 8:09:07 PM
kulender	$100.00	$100.00	7/25/2009 8:20:48 AM
mls	$64.00	$64.00	7/25/2009 7:33:59 AM
lagnisiruk	$33.00	$33.00	7/25/2009 6:13:23 PM
psycardis	$29.69	$29.69	7/26/2009 3:28:54 PM
mauge35	$70.96	$70.96	7/27/2009 10:37:46 AM
member874	$25.00	$25.00	7/27/2009 1:09:11 PM
dannyboy_997	$25.00	$25.00	7/28/2009 2:31:28 PM
Ast24	$50.00	$50.00	7/28/2009 4:59:35 PM
buffalopartners	$100.00	$100.00	7/28/2009 10:50:02 PM
Syzygy	$25.00	$25.00	7/29/2009 1:47:16 PM
Tizzo27	$100.00	$100.00	7/29/2009 8:59:11 PM
crazor	$25.00	$25.00	7/29/2009 9:22:31 PM
Flying_Tilapia	$100.00	$100.00	7/30/2009 5:38:09 PM
Massagetherapist	$57.72	$57.72	7/31/2009 9:38:44 AM
CSinvestments	$26.00	$26.00	7/31/2009 4:02:51 PM
GreenHill	$50.00	$50.00	8/2/2009 5:22:33 AM
foothillender	$25.00	$25.00	8/2/2009 6:46:40 AM
Beemo	$50.00	$50.00	8/2/2009 7:26:11 AM
maga	$50.00	$50.00	8/2/2009 10:18:16 AM
SkinnyFish	$25.00	$25.00	8/3/2009 7:03:57 AM
SkyLoan	$25.00	$25.00	8/3/2009 5:34:36 PM
ookamikun	$100.00	$100.00	8/3/2009 5:36:46 PM
Cherrypicker	$38.94	$38.94	8/3/2009 5:37:31 PM
micrograin	$50.00	$50.00	8/3/2009 5:51:54 PM
chkrvrty	$25.00	$25.00	8/3/2009 6:03:59 PM
LeoBUSIIT	$25.00	$25.00	8/3/2009 6:02:22 PM
dustman	$25.00	$25.00	8/3/2009 6:30:25 PM
JMY1	$25.00	$25.00	8/3/2009 6:58:08 PM
nymoney	$100.00	$100.00	8/3/2009 6:27:38 PM
Pu239	$50.00	$50.00	8/3/2009 8:08:41 PM
kenang1	$80.00	$80.00	8/3/2009 8:56:16 PM
usd1027	$25.00	$25.00	8/4/2009 3:23:27 AM
engbusres	$40.00	$40.00	8/3/2009 9:43:12 PM
Leshan	$50.00	$50.00	8/4/2009 7:25:48 AM
knark	$25.00	$25.00	8/4/2009 9:02:11 AM
money-expert	$25.00	$25.00	8/4/2009 6:05:35 AM
jbeckrj	$25.00	$25.00	8/4/2009 11:34:27 AM
jrobe925	$50.00	$50.00	8/4/2009 1:15:03 PM
Engineer44	$25.00	$25.00	8/4/2009 3:59:45 PM
RecoveryLender	$25.00	$25.00	8/4/2009 4:02:27 PM
Cthulu	$25.00	$25.00	7/21/2009 8:16:45 PM
Ronnieboy888	$25.00	$25.00	7/21/2009 8:32:40 PM
matt_2006	$100.00	$100.00	7/22/2009 11:29:41 AM
shellstar	$25.00	$25.00	7/22/2009 3:16:56 PM
acciont	$25.00	$25.00	7/23/2009 9:52:48 AM
Bank_Of_XL	$50.00	$50.00	7/23/2009 10:08:02 AM
MidnightBank	$25.00	$25.00	7/23/2009 10:37:49 AM
libraryfrenzy	$25.00	$25.00	7/23/2009 4:52:43 PM
spudbeach	$50.00	$50.00	7/23/2009 9:06:55 PM
ainsworth	$78.59	$78.59	7/24/2009 9:39:02 AM
stu6703	$25.00	$25.00	7/24/2009 10:02:24 AM
carabao76	$25.00	$25.00	7/24/2009 2:02:52 PM
ddogs	$50.00	$50.00	7/24/2009 10:37:17 PM
grotheik	$25.00	$25.00	7/25/2009 8:20:07 AM
helper07	$50.00	$50.00	7/25/2009 9:53:18 PM
Mowtown	$100.00	$100.00	7/26/2009 3:17:48 PM
dizzydude	$25.00	$25.00	7/27/2009 10:04:54 AM
unger	$150.00	$150.00	7/27/2009 11:27:59 AM
Tahoeguy	$27.35	$27.35	7/27/2009 5:47:33 PM
Realjo	$25.00	$25.00	7/29/2009 10:40:23 AM
PrepWonder	$50.00	$50.00	7/29/2009 7:53:40 PM
bonus-zone	$41.24	$41.24	7/30/2009 10:07:48 AM
rockhound84	$25.00	$25.00	7/30/2009 10:14:46 AM
repaintandrepair	$25.00	$25.00	7/30/2009 2:18:45 PM
ladybug838	$25.00	$25.00	7/30/2009 3:10:45 PM
KSgirl89	$89.16	$89.16	7/30/2009 9:17:01 PM
illini08actuary	$25.39	$25.39	7/31/2009 7:13:50 AM
the-silver-blaster	$50.00	$50.00	7/31/2009 12:12:01 PM
Pintu_Desai	$25.00	$25.00	7/31/2009 1:53:16 PM
curious166	$58.64	$58.64	7/31/2009 6:13:32 PM
Zagit	$25.00	$17.03	7/31/2009 6:33:52 PM
podosphero	$25.00	$25.00	7/31/2009 6:26:10 PM
money-engine	$45.24	$45.24	7/31/2009 6:34:36 PM
lilgates26	$25.00	$25.00	8/1/2009 6:00:01 PM
Sparchange	$25.00	$25.00	8/2/2009 12:57:41 PM
ToweringDan	$50.00	$50.00	8/2/2009 7:12:08 PM
mlaner92	$40.00	$40.00	8/3/2009 7:38:15 AM
bootanksmom	$25.00	$25.00	8/3/2009 8:53:03 AM
vtr1000	$30.00	$30.00	8/3/2009 9:35:39 AM
businessguy29	$50.00	$50.00	8/3/2009 9:05:27 AM
sdkakarok	$50.00	$50.00	8/3/2009 5:58:39 PM
JDLN	$25.00	$25.00	8/3/2009 5:57:16 PM
b1geasy	$50.00	$50.00	8/3/2009 8:12:38 PM
poormanenterprises	$25.00	$25.00	8/4/2009 3:40:27 AM
JCM_MN	$25.00	$25.00	8/4/2009 4:59:34 AM
ChrisKwan	$25.00	$25.00	8/4/2009 5:25:19 AM
jsnryn	$27.05	$27.05	8/4/2009 6:29:47 AM
mkvance	$25.00	$25.00	8/4/2009 9:00:39 AM
tkr2	$50.00	$50.00	8/4/2009 6:51:19 AM
Credit2Prosper	$100.00	$100.00	8/4/2009 9:40:14 AM
amlu1988	$50.00	$50.00	8/4/2009 8:07:16 AM
freestyle624	$25.00	$25.00	8/4/2009 8:28:19 AM
Zagit	$25.00	$25.00	8/4/2009 9:53:39 AM
HomerdohNY	$25.00	$25.00	8/4/2009 2:37:30 PM
Feyenoord	$100.00	$100.00	8/4/2009 2:48:52 PM
Gaelicman	$125.00	$125.00	8/4/2009 2:57:01 PM
crowdetc	$27.00	$27.00	8/4/2009 3:16:16 PM
Bekim	$53.00	$53.00	8/4/2009 3:20:49 PM
unger	$200.00	$200.00	8/4/2009 12:29:11 PM
110 bids
Borrower Payment Dependent Notes Series 419106
This series of Notes was issued and sold upon the funding of the borrower loan #38164, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-11-2009

Starting lender yield:	11.25%	Starting borrower rate/APR:	12.25% / 14.38%	Starting monthly payment:	$66.67
Final lender yield:	11.25%	Final borrower rate/APR:	12.25% / 14.39%	Final monthly payment:	$66.67

Auction yield range:	4.23% - 11.25%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1989	Debt/Income ratio:	23%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	1y 6m
Amount delinquent:	$0	Revolving credit balance:	$30,159	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	78%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	engaging-return	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt free journey starts now
Purpose of loan:
This loan will be used to? Payoff some smaller debt that has been nagging for some time. With some of my current account?debt paid off, i will be more able to self sufficiently pay down the remaining balances on my own at a better pace.

My financial situation:
I am a good candidate for this loan because?I have always been able to make timely payments for full amounts in the past. I actually had an earlier listing for more funds, but got an unexpected bonus at work that is going toward payment of some of the debt I want to consolidate. Now, I have reviewed the numbers and don't need as much based on what I have paid down since my first listing. I have a solid payment history, and lengthy one, as well. The only negative was a joint account that had a missed payment several years ago.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Stavros	$25.00	$25.00	8/3/2009 9:57:42 AM
thegreatone	$50.00	$50.00	8/3/2009 10:01:32 AM
tallcoolone	$25.00	$25.00	8/3/2009 10:08:40 AM
abuyama22	$25.00	$25.00	8/3/2009 10:09:03 AM
888168	$50.00	$50.00	8/3/2009 10:09:22 AM
Sid-K	$50.00	$50.00	8/3/2009 10:06:56 AM
GElender	$35.27	$35.27	8/3/2009 10:10:18 AM
DukSerduk	$25.00	$25.00	8/3/2009 10:08:08 AM
skuba	$50.00	$50.00	8/3/2009 10:14:07 AM
lagnisiruk	$25.00	$25.00	8/3/2009 10:12:19 AM
whois-JohnGalt	$25.00	$25.00	8/3/2009 10:15:43 AM
here2lend	$25.00	$25.00	8/3/2009 6:01:12 PM
SV-AZ	$25.00	$25.00	8/3/2009 7:54:56 PM
Artist_Blue	$25.00	$25.00	8/4/2009 8:15:14 AM
anton	$25.00	$25.00	8/4/2009 6:01:45 PM
kenji4861	$38.08	$38.08	8/5/2009 8:00:30 PM
yenom	$25.00	$25.00	8/5/2009 6:50:36 PM
truth-companion	$25.00	$25.00	8/6/2009 10:00:55 AM
IcedMochaFund	$25.00	$25.00	8/6/2009 11:23:00 AM
market-assembler	$25.00	$25.00	8/6/2009 4:52:14 PM
goodcents	$25.00	$25.00	8/7/2009 11:22:05 PM
captain80	$60.00	$60.00	8/9/2009 8:57:40 AM
minista	$25.00	$25.00	8/9/2009 9:00:15 AM
Unitas4302	$50.00	$50.00	8/9/2009 5:10:43 PM
unk1911	$25.00	$25.00	8/9/2009 5:44:00 PM
PvtLender2008	$25.00	$11.65	8/10/2009 6:23:23 AM
massuot	$25.00	$25.00	8/10/2009 8:57:49 AM
ericd523	$40.00	$40.00	8/10/2009 9:22:24 AM
southern-ut	$50.00	$50.00	8/10/2009 10:16:30 AM
LibbyZ	$50.00	$50.00	8/10/2009 4:22:27 PM
elated-justice	$25.00	$25.00	8/3/2009 10:00:03 AM
fortytwo	$125.00	$125.00	8/3/2009 10:03:01 AM
pitashi	$25.00	$25.00	8/3/2009 10:04:14 AM
totoro	$25.00	$25.00	8/3/2009 10:07:52 AM
cyberie21	$40.00	$40.00	8/3/2009 10:09:35 AM
Avala	$25.00	$25.00	8/3/2009 10:07:29 AM
sas19	$25.00	$25.00	8/3/2009 10:06:40 AM
mathprof	$25.00	$25.00	8/3/2009 10:10:08 AM
bchen78875	$50.00	$50.00	8/3/2009 11:26:18 AM
cash-sensai2	$25.00	$25.00	8/3/2009 3:00:42 PM
BankOfShaun	$25.00	$25.00	8/3/2009 6:02:54 PM
BoughtTheFarm	$25.00	$25.00	8/3/2009 10:29:05 PM
CallMeBen	$25.00	$25.00	8/3/2009 10:35:18 PM
krishopper	$25.00	$25.00	8/4/2009 6:01:07 PM
rjleves	$25.00	$25.00	8/4/2009 6:01:44 PM
outofoffice	$50.00	$50.00	8/5/2009 4:47:36 PM
Iloanyoumoney	$25.00	$25.00	8/6/2009 6:19:47 AM
kyomoon	$100.00	$100.00	8/6/2009 10:00:43 AM
GenerousGentleMan	$25.00	$25.00	8/6/2009 9:31:48 AM
Syzygy	$25.00	$25.00	8/6/2009 3:37:07 PM
Ebelog	$50.00	$50.00	8/8/2009 7:23:17 AM
tornandfrayed	$25.00	$25.00	8/9/2009 5:36:33 AM
JSCAB-06	$25.00	$25.00	8/9/2009 10:43:10 AM
PrinceValium	$25.00	$25.00	8/9/2009 11:21:29 AM
big_oaks	$50.00	$50.00	8/9/2009 10:23:09 PM
schnatty	$50.00	$50.00	8/10/2009 5:13:24 AM
the-owner	$25.00	$25.00	8/10/2009 7:11:43 AM
sxcsam	$25.00	$25.00	8/10/2009 3:45:01 PM
58 bids
Borrower Payment Dependent Notes Series 419544
This series of Notes was issued and sold upon the funding of the borrower loan #38161, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,080.00	Prosper Rating:	D	Auction start date:	Aug-06-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-07-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 22.52%	Starting monthly payment:	$39.62
Final lender yield:	18.05%	Final borrower rate/APR:	19.05% / 22.52%	Final monthly payment:	$39.62

Auction yield range:	11.23% - 18.05%	Estimated loss impact:	10.42%
Lender servicing fee:	1.00%	Estimated return:	7.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-2004	Debt/Income ratio:	33%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	4 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	4y 7m
Amount delinquent:	$0	Revolving credit balance:	$2,990	Occupation:	Teacher's Aide
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	78%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	xxxxcandiexxxx67	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	640-660 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	540-560 (Jan-2008)
Principal balance:	$1,867.46	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Paying for Nursing School Tuition
Purpose of loan:
This loan will be used to pay for my nursing tuition.

My financial situation:
I am a good candidate for this loan because I have excellent history & also have another prosper loan that I've had for about a year now that I've never been late on a payment. ?

Monthly net income: $ 700.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 130
??Car expenses: $ 40
??Utilities: $
??Phone, cable, internet: $ 70
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Astyanax	$25.00	$25.00	8/6/2009 4:24:06 PM
Credit2Prosper	$500.00	$500.00	8/7/2009 6:04:43 AM
CMDCO	$50.00	$50.00	8/7/2009 9:51:09 AM
Mojab	$25.00	$25.00	8/7/2009 11:21:42 AM
PvtLender2008	$25.00	$25.00	8/7/2009 12:03:10 PM
hektek22	$300.00	$300.00	8/6/2009 9:08:11 PM
aztocas	$50.00	$50.00	8/7/2009 8:05:04 AM
CMDCO	$50.00	$50.00	8/7/2009 9:47:43 AM
sweety075	$25.00	$25.00	8/7/2009 10:16:26 AM
planky	$50.00	$30.00	8/7/2009 10:49:06 AM
10 bids